Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-267273

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 2, 2022)

$50 Million of Our Common Stock Issuable Upon the Exercise of Rights

We are distributing, at no charge, to the holders of record of our outstanding shares of common stock, par value $0.0001 per share (“Common Stock”), as of the close of business on December 16, 2022 (the “Record Date” and, such holders, the “Eligible Stockholders”), non-transferable subscription rights (the “subscription rights”) to purchase an aggregate of up to $50 million of our Common Stock (the “Rights Offering”).

Each Eligible Stockholder will receive one subscription right for each share of Common Stock held as of the Record Date, which subscription right cannot be sold, transferred or assigned and may only be exercised by the Eligible Stockholder distributed such subscription right. Each subscription right carries with it a basic subscription right, which entitles the holder to purchase 0.30681187 of a share of our Common Stock at the subscription price of $3.50 per whole share (the “Subscription Price”), and an over-subscription privilege, which entitles each Eligible Stockholder that has exercised its basic subscription right in full to subscribe for additional shares of our Common Stock, at the Subscription Price, to the extent shares of our Common Stock that have been offered in the Rights Offering have not been purchased by other Eligible Stockholders pursuant to their basic subscription right, subject to certain ownership limitations. If all Eligible Stockholders exercise their subscription rights in full, we expect to (i) receive aggregate gross proceeds of up to $50 million and (ii) issue in connection with the Rights Offering, in the aggregate, a maximum of 14,285,714 shares of our Common Stock, in each case, subject to rounding.

No fractional shares of our Common Stock will be issued upon the exercise of any subscription rights, and each Eligible Stockholder wishing to exercise subscription rights must exercise subscription rights which would result in the issuance of at least one whole share of our Common Stock to participate in the Rights Offering; no Eligible Stockholder will be able to participate in the Rights Offering unless such Eligible Stockholder holds at least four shares of our Common Stock as of the Record Date.

Certain of our directors and executive officers who are Eligible Stockholders, including Suhail Rizvi and Ben Kohn, have indicated that they intend to exercise the subscription rights they or their affiliates receive in the Rights Offering. If Messrs. Rizvi and Kohn were to exercise in full, we anticipate that they, together with their affiliates, would purchase an aggregate of 3,572,926 shares of Common Stock in the Rights Offering, excluding any shares of Common Stock purchased pursuant to the over-subscription privilege.

The subscription rights may be exercised at any time during the Rights Offering subscription period (the “Subscription Period”) which will commence on December 19, 2022, and will expire at 5:00 p.m., Eastern time, on January 17, 2023 (the “Expiration Time”), unless we extend such period. You should carefully consider whether to exercise your subscription rights before the Expiration Time. Subscription rights that are not exercised prior to the Expiration Time will expire and will have no value. All exercises of subscription rights are irrevocable. We may, in our sole discretion, terminate, modify or amend the terms of the Rights Offering, including to extend the Subscription Period, at any time and for any reason prior to the Expiration Time, although we have no current plans to do so. If we terminate the Rights Offering, Continental Stock Transfer & Trust Company (the “Subscription Agent”), will return, as soon as practicable and without interest or penalty, all payments of the Subscription Price that it has received.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE “Risk Factors” SECTION BEGINNING ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT, ITEM 1A (“Risk Factors”) BEGINNING ON PAGE 11 OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 2022, AND ITEM 1A (“RISK FACTORS”) BEGINNING ON PAGE 59 OF OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2022, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 9, 2022, WHICH ARE INCORPORATED BY REFERENCE HEREIN, AS WELL AS THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE HEREIN, TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

Our Common Stock is listed on the Nasdaq Stock Market (“Nasdaq”) under the symbol “PLBY.” On December 6, 2022, the date prior to the announcement of the Rights Offering, the last reported sale price of our Common Stock was $4.30 per share. The subscription rights will not be listed for trading on any stock exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus supplement or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Dealer Manager

Jefferies

The date of this prospectus supplement is December 19, 2022.

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ABOUT THIS PROSPECTUS Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Rights Offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the Rights Offering. You should read both this prospectus supplement and the accompanying prospectus together with the additional information to which we refer you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement will supersede such information.

The Rights Offering is being made directly by us. We have retained Jefferies LLC to serve as Dealer Manager, Continental Stock Transfer & Trust Company to serve as Subscription Agent, and Morrow Sodali Global LLC to serve as Information Agent for the Rights Offering.

Neither we nor the Dealer Manager have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement or the accompanying prospectus. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Unless the context indicates otherwise, references in this prospectus supplement to the “Company,” “PLBY,” “we,” “us,” “our” and similar terms refer to PLBY Group, Inc. and its consolidated subsidiaries, including Playboy.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, contain statements that are forward-looking and as such are not historical facts. These statements are based on the expectations and beliefs of the management of the Company in light of historical results and trends, current conditions and potential future developments, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from forward-looking statements. These forward-looking statements include all statements other than historical fact, including, without limitation, statements regarding the Company’s capital structure, flexibility, long term-strategy and investment in growth and statements regarding the Rights Offering, including the anticipated proceeds from the Rights Offering and the use of such proceeds, and the Company’s plans, projections and expectations regarding the Rights Offering, including the size, timing, price, and any intended participation of certain persons. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus supplement, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When we discuss our strategies or plans, we are making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, our management.

The forward-looking statements contained in this prospectus supplement are based on current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting us will be those that we anticipated. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include prevailing market conditions, whether Eligible Stockholders will exercise their subscription rights to purchase Common Stock and the amount subscribed, and whether the Company will be able to successfully complete the Rights Offering, in addition to (without limitation): (1) the impact of the COVID-19 pandemic on the Company’s business and acquisitions; (2) the inability to maintain the listing of our Common Stock on Nasdaq; (3) the risk that the Company’s acquisitions or any proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from them; (4) the ability to recognize the anticipated benefits of acquisitions, commercial collaborations, commercialization of digital assets and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its key employees; (5) costs related to being a public company, acquisitions, commercial collaborations and proposed transactions; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by global hostilities, supply chain disruptions, inflation, interest rates, foreign currency exchange rates or other economic, business, and/or competitive factors; (8) risks relating to the uncertainty of the projected financial information of the Company, including changes in our estimates of the fair value of certain of our intangible assets; (9) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; and (10) other risks and uncertainties indicated in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including those under “Item 1A. Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We caution that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements.

Forward-looking statements included in this prospectus supplement and the accompanying prospectus speak only as of the date of such statement. We do not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as may be required under applicable securities laws. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this Cautionary Note Regarding Forward-Looking Statements.

QUESTIONS AND ANSWERS RELATED TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the Rights Offering and our Common Stock. The answers are based on selected information included elsewhere in this prospectus supplement and the accompanying prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering and our Common Stock. You should carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as they contain more detailed descriptions of the terms and conditions of the Rights Offering and our Common Stock and provide additional information about us and our business, including potential risks related to the Rights Offering and our Common Stock.

What is being offered in the Rights Offering?

We are distributing, at no charge, to the holders of our outstanding shares of Common Stock as of the Record Date, non-transferable subscription rights to purchase shares of Common Stock to be issued by us. Each Eligible Stockholder will receive one subscription right for each share of Common Stock held as of the Record Date, which subscription right cannot be sold, transferred or assigned and may only be exercised by the Eligible Stockholder distributed such subscription right. Each subscription right carries with it a basic subscription right, which entitles the holder to purchase 0.30681187 of a share of our Common Stock at the Subscription Price, and an over-subscription privilege, which entitles each Eligible Stockholder that has exercised its basic subscription right in full to subscribe for additional shares of our Common Stock, at the Subscription Price, to the extent shares of our Common Stock that have been offered in the Rights Offering have not been purchased by other Eligible Stockholders pursuant to their basic subscription right, subject to certain ownership limitations. If all Eligible Stockholders exercise their subscription rights in full, we expect to issue in connection with the Rights Offering, in the aggregate, a maximum of 14,285,714 shares of our Common Stock, subject to rounding, as described below.

The cash exercise price of the subscription rights is $3.50 per whole share of Common Stock.

Why is the Company conducting the Rights Offering?

We are conducting the Rights Offering in order to reduce our debt in connection with the previously announced amendment to our existing senior secured credit agreement, provide flexibility to continue to improve our capital structure and strengthen our balance sheet and liquidity position. See “The Rights Offering — Reasons for the Rights Offering”.

We plan to use the net proceeds of the Rights Offering primarily for repayment of our senior debt, as well as other general corporate purposes. See “Use of Proceeds”.

Who may participate in the Rights Offering?

Only Eligible Stockholders—defined as the holders of record of our Common Stock as of the Record Date— may participate in the Rights Offering.

How many subscription rights will I receive?

We are distributing to each Eligible Stockholder one subscription right for each share of Common Stock held as of the Record Date. Each subscription right carries with it a basic subscription right, which entitles the holder to purchase 0.30681187 of a share of Common Stock at the subscription price of $3.50 per whole share of Common Stock, as well as the over-subscription privilege described below.

Are the subscription rights transferable?

No.  The subscription rights are not transferable and will not be listed on any exchange for trading. You may not sell, transfer or assign your subscription rights to anyone else. The sale of any of your shares of Common Stock after the Record Date but prior to the Expiration Time will not result in the transfer of any subscription rights.

What is the over-subscription privilege?

Subject to certain ownership limitations, as described below, the over-subscription privilege of each subscription right entitles an Eligible Stockholder, if such Eligible Stockholder fully exercises such Eligible Stockholder’s basic subscription right, to subscribe for additional shares of Common Stock at the same $3.50 subscription price per whole share of Common Stock, up to the number of shares of Common Stock that are offered in the Rights Offering but are not purchased by the other Eligible Stockholders under their basic subscription right.

What are the limitations of the over-subscription privilege?

We will be able to satisfy an Eligible Stockholder’s exercise of the over-subscription privilege only if other Eligible Stockholders do not fully exercise their basic subscription right. Subject to certain ownership limitations, as described below, if sufficient shares of our Common Stock are available, we will honor the over-subscription requests in full. If an insufficient number of shares of Common Stock is available to fulfill all over-subscription privilege requests, we will allocate the available shares pro rata (in proportion to the number of shares of Common Stock held after giving effect to all basic subscriptions) among those Eligible Stockholders who fully exercised their basic subscription right. Only Eligible Stockholders who exercise in full their basic subscription right will be entitled to exercise the over-subscription privilege.

Additionally, if an Eligible Stockholder (or any “group” (within the meaning of Section 13(d)(3) under the Exchange Act) that includes such Eligible Stockholder) is the beneficial owner (as defined in Rule 13d–3(a) under the Exchange Act) of greater than 14.99% of the number of shares of Common Stock outstanding as of the Record Date, then the over-subscription privilege of such Eligible Stockholder shall be fulfilled only if approved by a majority of the disinterested members of our board of directors. Additionally, if fulfilling the over-subscription privilege of any Eligible Stockholder would result in that Eligible Stockholder (or any “group” (within the meaning of Section 13(d)(3) under the Exchange Act) that includes such Eligible Stockholder) becoming the beneficial owner of greater than 14.99% of the number of shares of Common Stock outstanding upon the closing of the Rights Offering after giving effect to the issuance of shares of Common Stock in the Rights Offering, then the over-subscription privilege of such Eligible Stockholder shall be fulfilled only to the extent that the beneficial ownership by such Eligible Stockholder (and any “group” that includes such Eligible Stockholder) does not exceed 14.99% of the number of shares of Common Stock outstanding upon the closing of the Rights Offering, unless acquisition of a greater number of shares by such Eligible Stockholder is approved by a majority of the disinterested members of our board of directors. The foregoing limitations are referred to herein as the “over-subscription ownership limitations.”

May I purchase fractional shares of Common Stock in the Rights Offering?

No fractional shares of our Common Stock will be issued upon the exercise of any subscription rights for our Common Stock issuable in this offering, and each Eligible Stockholder must exercise subscription rights for the number of shares of our Common Stock which would result in the issuance of at least one whole share of our Common Stock to participate in the Rights Offering; no Eligible Stockholder will be able to participate in the Rights Offering unless such Eligible Stockholder holds at least four shares of our Common stock as of the Record Date. Any fractional shares of Common Stock that would otherwise be created by the exercise of the subscription rights will be rounded down to the nearest whole share. Any excess subscription price payments received by the Subscription Agent in respect of fractional shares will be returned, without interest or deduction, in the manner in which made promptly after the Expiration Time.

Are there any limits on the number of shares of Common Stock I may purchase in the Rights Offering?

Yes. The number of shares of Common Stock that you may purchase in the Rights Offering will be limited by the number of subscription rights distributed to you in the Rights Offering, which will be determined based on the number of shares of Common Stock held by you on the Record Date. The number of shares of Common Stock that you may purchase in the Rights Offering may also be limited by the over-subscription ownership limitations.

How many shares of Common Stock will be outstanding after the Rights Offering?

As of the Record Date, we had 46,561,804 shares of Common Stock issued and outstanding. If all Eligible Stockholders exercise in full all of their subscription rights, we expect to issue a maximum of 14,285,714 shares of Common Stock, in the aggregate, subject to rounding, in the Rights Offering, resulting in 60,847,518 shares of Common Stock outstanding.

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Are there any conditions to the completion of this Rights Offering?

There are no conditions precedent to the Rights Offering. Our obligation to close the Rights Offering and to issue the shares of Common Stock subscribed for in the Rights Offering is not conditioned upon the satisfaction or waiver of any conditions.

How will the Company use the proceeds from the Rights Offering?

Following the completion of the Rights Offering, we plan to use the net proceeds primarily for the repayment of our senior debt, as well as other general corporate purposes. For a further description of our intended use of proceeds, see “Use of Proceeds.”

How was the Subscription Price of $3.50 per whole share of Common Stock determined?

The Subscription Price of $3.50 per whole share of Common Stock was established by our board of directors based on several considerations, including the historical and current trading prices of our Common Stock, our need for liquidity and capital and other strategic and financing alternatives reasonably available to us. As of December 6, 2022, the date prior to the announcement of the Rights Offering, the last reported sale price of our Common Stock was $4.30 per share. The Subscription Price of $3.50 per whole share of Common Stock does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition or any other established criteria for fair value, or to the market price of our Common Stock.

Further, the market price of our Common Stock could decline during or after the Rights Offering and you may not be able to sell shares of our Common Stock purchased in the Rights Offering at a price equal to or greater than the price paid for each share of Common Stock in the Rights Offering, or at all. We do not intend to change the Subscription Price or the terms of the Rights Offering in response to fluctuations in the trading price of shares of our Common Stock, if any, prior to the Expiration Time.

Am I required to exercise any of the subscription rights I receive?

No.  You may exercise any number of your subscription rights or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, you will not be issued any shares of Common Stock. Further, if you do not exercise your basic subscription right in full, you will not be able to exercise your over-subscription privilege. If you choose not to exercise your basic subscription right in full, your ownership interest in our Common Stock may be diluted by the issuance of shares of our Common Stock to eligible Stockholders who elect to exercise their subscription rights.

Is the Company requiring a minimum aggregate subscription to close the Rights Offering?

No.  There is no minimum aggregate subscription requirement to close the Rights Offering. If, however, we issue any shares of Common Stock in the Rights Offering, we will issue all shares of Common Stock in respect of subscription rights that are properly exercised prior to the Expiration Time.

How soon must I act to exercise my subscription rights?

The subscription rights may be exercised at any time during the Subscription Period, which will commence on December 19, 2022, and will expire at 5:00 p.m., Eastern time, on January 17, 2023, unless we extend such period, provided that, the over-subscription privilege of an Eligible Stockholder may only be exercised after the basic subscription right of such Eligible Stockholder have been exercised. We do not currently intend to extend the Subscription Period. If you elect to exercise any subscription rights, the Subscription Agent must receive all required documents and payments from you prior to the Expiration Time. If you elect to exercise any subscription rights and timely submit all required documents and payment prior to the Expiration Time, your subscription rights will be considered exercised at the Expiration Time.

How do I exercise my subscription rights?

If you wish to participate in the Rights Offering, you must properly complete the enclosed rights certificate and deliver it, along with the aggregate Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate to the Subscription Agent prior to the Expiration Time. If you use the mail, we recommend that you use insured, registered mail, postage prepaid, return-receipt requested.

To ensure sufficient payment, payments should be rounded up to the nearest whole penny. If you send a payment that is insufficient to purchase the number of shares of Common Stock you requested, or if the number of shares of Common Stock you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received. If your aggregate Subscription Price payment is greater than the amount you owe for your basic subscription right, you will be deemed to have exercised your over-subscription privilege to purchase the maximum number of shares that may be purchased with your overpayment. We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful. If you elect to exercise any subscription rights and timely submit all required documents and payment prior to the Expiration Time, your subscription rights will be considered exercised as of such time.

DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO THE COMPANY.

We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful.

What should I do if I want to participate in the Rights Offering but my subscription rights are held in the name of a broker, dealer, custodian bank or other nominee?

If your shares or other eligible securities are held in “street name” through a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the subscription rights you own. Your broker, dealer, custodian bank or other nominee, as the record holder, will notify you of the Rights Offering. The record holder must exercise the subscription rights and send payment of the aggregate Subscription Price on your behalf. If you wish to exercise subscription rights in the Rights Offering, you should contact your broker, dealer, custodian bank or other nominee as soon as possible. You will not receive a rights certificate from us. Please follow the instructions of your broker, dealer, custodian bank or other nominee in exercising your subscription rights. Your broker, dealer, custodian bank or other nominee may establish a submission deadline that is before the Expiration Time. We assume no responsibility in respect of the timely administration of your broker, dealer, custodian bank or other nominee to perform its obligations on your behalf.

When and how will I receive the shares of Common Stock upon exercise of my subscription rights?

As soon as practicable after the Expiration Time, the shares of Common Stock issued in the Rights Offering will be issued in book-entry form to each Eligible Stockholder that subscribes. We will not issue any physical stock certificates. If you are an Eligible Stockholder, shortly after the Expiration Time, you will receive a statement of ownership from Continental Stock Transfer & Trust Company reflecting the shares of Common Stock that you have purchased in the Rights Offering. If your shares of Common Stock are held in the name of a broker, dealer, custodian bank or other nominee, your shares of Common Stock will be issued to the same account. You may request a statement of ownership from the broker, dealer, custodian bank or other nominee following the completion of the Rights Offering.

Can the Company amend the terms of, terminate or extend the Rights Offering?

Although we do not currently intend to do so, we may, in our sole discretion, amend the terms of the Rights Offering or modify the Subscription Period at any time prior to the Expiration Time. We may also terminate the Rights Offering at any time prior to the Expiration Time and for any reason. If the Rights Offering is terminated, the Subscription Agent will return, as soon as practicable and without interest or penalty, all payments of the Subscription Price that it has received.

How will I be notified if the Rights Offering is extended, amended or terminated?

Any extension, amendment or termination will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., Eastern time, on the next business day after the previously scheduled Expiration Time. For more information regarding notification of extensions, amendments or the termination of the Rights Offering, see “The Rights Offering — Amendment, Extension or Termination.”

Has our board of directors made a recommendation to stockholders regarding the Rights Offering?

No.  Neither our board of directors nor the Dealer Manager is making any recommendation regarding your exercise of subscription rights in the Rights Offering. Further, we have not authorized anyone to make any recommendation. Eligible Stockholders who exercise subscription rights will incur investment risk on new money invested. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering and the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus, as it may be supplemented from time to time.

Will our directors or executive officers participate in the Rights Offering?

Our directors and executive officers who are Eligible Stockholders are permitted, but not required, to participate in the Rights Offering on the same terms and conditions applicable to all Eligible Stockholders. Nevertheless, each such director and executive officer may determine, in his, her or their sole discretion, not to participate in the Rights Offering. Any director or executive officer who subscribes for shares of Common Stock in the Rights Offering will pay $3.50 per whole share of Common Stock, the same Subscription Price paid by all other Eligible Stockholders who exercise their subscription rights in the Rights Offering.

Certain of our directors and executive officers who are Eligible Stockholders, including Suhail Rizvi and Ben Kohn, have indicated that they intend to exercise the subscription rights they or their affiliates receive in the Rights Offering. If Messrs. Rizvi and Kohn were to exercise in full, we anticipate that they, together with their affiliates, would purchase an aggregate of 3,572,926 shares of Common Stock in the Rights Offering, excluding any shares of Common Stock purchased pursuant to the over-subscription privilege.

What form of payment is required to purchase the shares of Common Stock offered in the Rights Offering?

Payments submitted to the Subscription Agent must be made in full in U.S. currency by personal check drawn against a U.S. bank payable to the Subscription Agent or by wire transfer.

To be effective, any payment related to the exercise of a subscription right must be received by the Subscription Agent and clear prior to the Expiration Time. You are responsible for all bank or similar fees and charges related to payment by personal check or wire transfer.

To whom should I send my forms and payment?

If your shares of Common Stock, and therefore your subscription rights, are held in “street name” through a broker, dealer, custodian bank or other nominee, then you should send the forms specified by your broker, dealer, custodian bank or other nominee, as the record holder, and payment of the aggregate Subscription Price to that record holder in accordance with their instructions. If, as of the Record Date, you were the record holder of shares of Common Stock, then you should send your rights certificate and payment of the aggregate Subscription Price by mail, overnight courier, wire transfer, or other permitted means to the Subscription Agent at the following address:

If delivering by registered first class mail: Continental Stock Transfer & Trust Company 1 State Street Plaza, 30th Floor New York, NY 10004 Attn: Corporate Actions - PLBY Group, Inc

If delivering by express mail, courier or other expedited service:

Continental Stock Transfer & Trust Company

1 State Street Plaza, 30th Floor

New York, NY 10004

Attn: Corporate Actions - PLBY Group, Inc

You are responsible for all bank or similar fees and charges related to payment by personal check or wire transfer.

You or, if applicable, your broker, dealer, custodian bank or other nominee, as the record holder, are solely responsible for completing delivery to the Subscription Agent of your rights certificate and payment of the aggregate Subscription Price. You should allow sufficient time for delivery of your rights certificate and payment of the aggregate Subscription Price to the Subscription Agent and clearance of your payment prior to the Expiration Time.

After I send in my payment and rights certificate to the Subscription Agent, may I revoke or cancel my exercise of subscription rights?

No.  Once you submit the rights certificate to exercise any subscription rights, you are not allowed to revoke, cancel or change the exercise of your subscription rights or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to do so at the Subscription Price of $3.50 per whole share of Common Stock. The Subscription Price may not be indicative of the market value of our Common Stock. We cannot predict the price at which our Common Stock will trade after the date of this prospectus supplement.

If the Rights Offering is terminated, will my payment of the Subscription Price be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until the closing or termination of the Rights Offering. If the Rights Offering is terminated for any reason, the Subscription Agent will return, as soon as practicable and without interest or penalty, all payments of the Subscription Price that it has received. If your shares of Common Stock are held in “street name,” it may take longer for you to receive your payment of the Subscription Price because the Subscription Agent will return payments through the record holder of your shares of Common Stock.

If all or a portion of my subscription is not accepted, will any excess payment of the aggregate Subscription Price be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until closing or termination of the Rights Offering. If we do not accept all or a portion of your subscription, all excess payment of the Subscription Price received by the Subscription Agent will be returned as soon as practicable, without interest or penalty. If your shares of Common Stock are held in “street name,” it may take longer for you to receive your payment of the Subscription Price because the Subscription Agent will return payments through the record holder of your shares of Common Stock.

What fees or charges apply if I exercise my subscription rights in the Rights Offering?

We are not charging any fee or sales commission to distribute subscription rights or to issue shares of Common Stock to you if you exercise your subscription rights. If you exercise your subscription rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your record holder may charge you. In addition, you are responsible for paying any transaction fees or commissions that you may incur in connection with the exercise of your subscription rights or the sale or purchase of our Common Stock.

What risks should I consider in deciding whether or not to exercise my subscription rights?

In deciding whether to participate in the Rights Offering, you should carefully consider the discussion of risks and uncertainties affecting us, the Rights Offering and our Common Stock that are described under “Risk Factors” in this prospectus supplement and the accompanying prospectus. You should also carefully review the risks that are described in the "Risk Factors" section beginning on page S-8 of this prospectus supplement, Item 1A ("Risk Factors") beginning on page 11 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022, and Item 1A ("Risk Factors") beginning on page 59 of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, filed with the SEC on November 9, 2022, which are incorporated by reference herein, as well as the other information included and incorporated by reference herein. See “Incorporation of Certain Documents by Reference.”

What are the U.S. federal income tax considerations applicable to U.S. holders of participating in the Rights Offering?

Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of the subscription rights to a U.S. holder (as defined below in “U.S. Federal Income Tax Considerations”) pursuant to the Rights Offering should be treated as a non-taxable distribution with respect to such holder’s existing shares of Common Stock for U.S. federal income tax purposes. If this position is determined by the Internal Revenue Service (the “IRS”) or a court to be incorrect, the fair market value of the subscription rights would be taxable to a U.S. holder as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, the Company anticipates that it will not have current or accumulated earnings and profits through the end of 2022. For a more detailed discussion, see “U.S. Federal Income Tax Considerations.” You should consult your tax advisor as to the particular considerations applicable to you of the Rights Offering. See also “Risk Factors — Risks Related to the Rights Offering — The receipt of subscription rights may be treated as a taxable distribution to you.”

Whom should I contact if I have other questions?

If you have any questions regarding the Rights Offering, completing a rights certificate or submitting payment in the Rights Offering, please contact our Information Agent, Morrow Sodali Global LLC at (203) 561-6945 (for banks and brokers) or (800) 662-5200 (the toll-free number for stockholders), or via email at plby@investor.morrowsodali.com. For a more complete description of the Rights Offering, see “The Rights Offering.”

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SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this prospectus supplement and the accompanying prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements and related notes included in or incorporated by reference into this prospectus supplement or the accompanying prospectus and the documents to which we refer in the “Incorporation of Certain Documents by Reference” section below.

Company Overview

We are a large, global consumer lifestyle company marketing our brands through a wide range of direct-to-consumer products, licensing initiatives, digital subscriptions and content, and location-based entertainment. We reach millions of consumers worldwide with products across four key market categories: Sexual Wellness, including lingerie and intimacy products; Style and Apparel, including a variety of apparel and accessories products for men and women; Gaming and Lifestyle, such as digital gaming, hospitality and spirits; and Beauty and Grooming, including fragrance, skincare, grooming and cosmetics for women and men. Our revenue in the twelve months ended September 30, 2022 was derived 62% from the United States, 16% from Australia, 15% from China and 8% from other regions.

We have three reportable segments: Licensing, Direct-to-Consumer, and Digital Subscriptions and Content. The Licensing segment derives revenue from trademark licenses for third-party consumer products, online gaming and location-based entertainment businesses. The Direct-to-Consumer segment derives its revenue from sales of consumer products sold directly to consumers through our own online channels or through third-party retailers. The Digital Subscriptions and Content segment derives revenue from the subscription of Playboy programming which is distributed through various channels, including websites and domestic and international TV, from sales of tokenized digital art and collectibles, and sales of creator offerings to consumers on centerfold.com.

Our Strategy

We aim to build the leading pleasure and leisure lifestyle platform for all people around the world. Our commercial strategy is to capture high consumer lifetime value while maintaining low consumer acquisition costs. We do this by building direct relationships with our customers through our owned-and-operated digital commerce and digital offerings and by utilizing our significant organic reach for marketing efficiency.

We are focused on three key growth pillars. First, accelerating our direct-to-consumer commerce business, where we target an 18-34-year-old consumer base with Sexual Wellness and Apparel offerings. In 2022, the significant majority of our direct-to-consumer customers were under 35. Second, strategically expanding our licensing business in key categories and territories with a focus on China, India and gaming. In addition, we use our licensing business as a marketing tool and brand builder for us, in particular through our high-end designer collaborations and our large-scale partnerships with partners such as PacSun. Third, investing in new emerging growth opportunities, with a focus on scalable digital products and services, that deliver recurring or long tail revenue and allow us to generate significant returns over a three-to-five-year time horizon.

Centerfold.com, our creator-led platform dedicated to creative freedom, artistic expression and sex positivity, is the cornerstone of our digital strategy in 2022. Creators can set up their own subscription or membership services, directly message with their fans and interact with consumers in other ways. As we expand, we plan to offer creators services that only Playboy can, including the ability to tap into our merchandise design, production and distribution capabilities, artist collaborations, merchandise collaborations with Playboy and Honey Birdette, and access NFTs and blockchain tools. This platform had 2.0 million unique users in the 30 days ended December 16, 2022 and the number of new users in this period was 60% higher than the number of new users in the 30 days prior to our relaunch of the platform on September 14, 2022. The number of spending users and earning creators increased 90% and 150%, respectively, in the three months ended December 16, 2022 relative to the three months prior to our relaunch, and the gross market value of transactions on the platform in the week ended December 16, 2022 was 235% higher than in the week prior to our relaunch.

Lastly, building on our acquisitions of Yandy (now with 33 million unique annual visitors as of December 2022) in December 2019, TLA Acquisition Corp., the owner of the Lovers brand (now with 40 stores as of December 2022), in March 2021, Honey Birdette (Aust) Pty Limited, owner of the luxury lingerie brand Honey Birdette (now with 61 retail stores as of December 2022), in August 2021, and GlowUp Digital Inc., owner of the Dream web platform which has become our centerfold.com content-creator platform, in October 2021, we will continue to identify and assess potentially advantageous merger, acquisition and investment opportunities. Utilizing the flexibility of our operating cash flow, and management expertise, we may pursue additional acquisitions or other strategic opportunities to complement and accelerate our organic growth.

Our Team

We seek to recruit, retain, and incentivize highly talented existing and future employees. We believe that creating a respectful and inclusive environment where team members can be themselves and be supported is critical to attracting, developing and retaining talent. As of January 2022, more than 80% of our workforce identified as women. A set of fundamental values guides our thinking and actions both inside the Company and as we pursue our mission through our interaction with our consumers and our partners around the world. We created these values with the goal of holding ourselves accountable, of preserving what is special, and to inspire and guide ourselves moving forward as we grow and take on new challenges. We believe staying true to these values will drive the long-term value we create in consumers’ lives.

Intellectual Property

We own various trademarks, copyrights and software comprising our intellectual property holdings, including, without limitation, the “Playboy” name, the “RABBIT HEAD DESIGN” logo, the “Yandy” name, the “Lovers” name, the “Honey Birdette” name and the “Centerfold” name.

We currently have active trademark registrations in more than 150 countries for our key trademarks, including variations of the PLAYBOY and the RABBIT HEAD DESIGN logo, which are typically the core intellectual property we license pursuant to our licensing agreements and use on our branded consumer products. Trademark registrations typically allow us to exclusively use or permit licensed use of the marks in the product categories in which they are registered. These registrations are typically valid for 10 years from the original date of registration or the date of renewal. When these registrations become due for renewal, we typically renew them unless the registrations have become redundant due to overlapping coverage from other existing registered marks or they cover marks or categories that we no longer actively use or have plans to use in the future. Most jurisdictions allow for an unlimited number of renewals provided that the criteria to apply for renewal are met in the applicable jurisdiction.

Corporate Information

Our principal executive office is located at 10960 Wilshire Blvd, Suite 2200, Los Angeles, California 90024 and our telephone number is (310) 424-1800. We maintain a website at www.plbygroup.com. The information on any websites or web platforms of the Company is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

The Rights Offering

This summary highlights the information contained elsewhere in this prospectus supplement and the accompanying prospectus and certain other information relating to the Rights Offering. You should carefully read the following summary together with the more detailed description of the terms of the Rights Offering contained elsewhere in this prospectus supplement and the accompanying prospectus. See “The Rights Offering.”

The Rights Offering

We are distributing non-transferable subscription rights, at no charge, to Eligible Stockholders.

Each Eligible Stockholder will receive one subscription right for each share of Common Stock held as of the Record Date, which subscription right cannot be sold, transferred or assigned and may only be exercised by the Eligible Stockholder distributed such subscription right. Each subscription right carries with it a basic subscription right, which entitles the holder to purchase 0.30681187 of a share of our Common Stock at the Subscription Price, and an over-subscription privilege, which entitles each Eligible Stockholder that has exercised its basic subscription right in full to subscribe for additional shares of our Common Stock, at the Subscription Price, to the extent shares of our Common Stock that have been offered in the Rights Offering have not been purchased by other Eligible Stockholders pursuant to their basic subscription right, subject to certain ownership limitations. If all Eligible Stockholders exercise their subscription rights in full, we expect to issue in connection with the Rights Offering, in the aggregate, a maximum of 14,285,714 shares of our Common Stock, subject to rounding, as described below.

You may exercise all or a portion of your subscription rights for whole shares of Common Stock or you may choose not to exercise any of your subscription rights at all.

Basic Subscription Right	Each subscription right will allow you to purchase 0.30681187 of a share of our Common Stock at the Subscription Price.

Over-subscription Privilege

Each Eligible Stockholder who elects to exercise the basic subscription right in full may also subscribe for additional shares at the Subscription Price, subject to certain ownership limitations set forth below. If an insufficient number of shares of Common Stock is available to fulfill all over-subscription privilege requests, the shares of Common Stock available for issuance in connection with the Rights Offering will be allocated pro rata (in proportion to the number of shares of Common Stock held after giving effect to all basic subscriptions) among those Eligible Stockholders who fully exercised their basic subscription rights.

The Subscription Agent will return any excess payments, in the manner in which made, without interest or deduction promptly after the Expiration Time. Only Eligible Stockholders who exercise in full all subscription rights issued to them are entitled to exercise the over-subscription privilege.

Over-subscription Ownership Limitation	If an Eligible Stockholder (or any “group” (within the meaning of Section 13(d)(3) under the Exchange Act) that includes such Eligible Stockholder) is the beneficial owner (as defined in Rule 13d–3(a) under the Exchange Act) of greater than 14.99% of the number of shares of Common Stock outstanding as of the Record Date, then the over-subscription privilege of such Eligible Stockholder shall be fulfilled only if approved by a majority of the disinterested members of our board of directors. Additionally, if fulfilling the over-subscription privilege of any Eligible Stockholder would result in that Eligible Stockholder (or any “group” (within the meaning of Section 13(d)(3) under the Exchange Act) that includes such Eligible Stockholder) becoming the beneficial owner of greater than 14.99% of the number of shares of Common Stock outstanding upon the closing of the Rights Offering after giving effect to the issuance of shares of Common Stock in the Rights Offering, then the over-subscription privilege of such Eligible Stockholder shall be fulfilled only to the extent that the beneficial ownership by such Eligible Stockholder (and any “group” that includes such Eligible Stockholder) does not exceed 14.99% of the number of shares of Common Stock outstanding upon the closing of the Rights Offering, unless acquisition of a greater number of shares by such Eligible Stockholder is approved by a majority of the disinterested members of our board of directors.

Subscription Price	The Subscription Price is $3.50 per whole share of Common Stock, payable in cash. To be effective, any payment related to the exercise of the subscription rights must be received by the Subscription Agent and clear prior to the Expiration Time.

Record Date	December 16, 2022.

Subscription Period	The subscription rights may be exercised at any time during the Subscription Period, which will commence on December 19, 2022 and will expire at 5:00 p.m., Eastern time, on January 17, 2023, unless we extend such period. Subscription rights that are not exercised prior to the Expiration Time will expire and will have no value.

No Fractional Shares

No fractional shares of our Common Stock will be issued upon the exercise of any subscription rights, and each Eligible Stockholder must exercise subscription rights for the number of shares of our Common Stock which would result in the issuance of at least one whole share of our Common Stock to participate in the Rights Offering. Accordingly, no Eligible Stockholder will be able to participate in the Rights Offering unless such Eligible Stockholder holds at least four shares of our Common Stock as of the Record Date.

Brokerage Account Stockholders	If you are a beneficial owner of shares of Common Stock that are registered in the name of a broker, dealer, custodian bank or other nominee, and you wish to participate in the Rights Offering, you should immediately instruct your broker, dealer, custodian bank or other nominee to exercise your subscription rights on your behalf and deliver all required documents and payment before the Expiration Time.

Procedures for Exercising Subscription Rights

To exercise your subscription rights, you must complete the rights certificate and deliver the certificate to the Subscription Agent before the Expiration Time. Your subscription must include full payment for the exercise of all of your subscription rights that you wish to exercise.

You are solely responsible for completing delivery to the Subscription Agent of your rights certificate and payment of your Subscription Price. You should allow sufficient time for delivery of your rights certificate and payment of the Subscription Price to the Subscription Agent so that the Subscription Agent receives them prior to the Expiration Time.

We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful.

For details regarding the procedures and requirements for exercising your subscription rights, see “The Rights Offering — Procedures for Exercising Subscription Rights” and “The Rights Offering — Payment Methods” below for more information.

Director and Officer Participation	Certain of our directors and executive officers who are Eligible Stockholders, including Suhail Rizvi and Ben Kohn, have indicated that they intend to exercise the subscription rights they or their affiliates receive in the Rights Offering.

No Obligation to Participate in the Rights Offering	You are under no obligation to exercise your subscription rights to subscribe for any Common Stock in the Rights Offering. If you choose not to participate in the Rights Offering, you do not have to take any special action to decline to participate.

No Revocation of Exercise by Stockholders	All exercises of subscription rights are irrevocable.

Transferability of Subscription Rights	The subscription rights are not transferable.

Amendment or Termination	We may, in our sole discretion, amend the terms of the Rights Offering or terminate the Rights Offering at any time prior to the Expiration Time and for any reason. Any amendment or termination will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., Eastern time, on the next business day after the previously scheduled Expiration Time.

Use of Proceeds	Assuming the completion of the Rights Offering, we expect to receive aggregate net proceeds from the issuance and sale of Common Stock in the Rights Offering, after deducting estimated expenses payable by us in connection with the Rights Offering, of approximately $2.5 million. We expect to use the net proceeds from the Rights Offering for repayment of our senior debt, as well as other general corporate purposes. See “Use of Proceeds” in this prospectus supplement for a more complete description of the intended use of proceeds from this Rights Offering.

No Recommendation	Our board of directors is not making any recommendation regarding your exercise of subscription rights in the Rights Offering. Further, we have not authorized anyone to make any recommendation.

Market for Common Stock	Our Common Stock trades on Nasdaq under the symbol “PLBY.” The subscription rights will not be listed for trading on Nasdaq.

Shares of Common Stock Outstanding Before the Rights Offering	46,561,804 shares of Common Stock were issued and outstanding as of the Record Date.

Shares of Common Stock Outstanding After Completion of the Rights Offering	60,847,518 shares of Common Stock will be outstanding immediately after completion of the Rights Offering, assuming the issuance and sale of 14,285,714 shares of Common Stock in the Rights Offering in the aggregate.

Risk Factors	You should carefully read the section entitled “Risk Factors” beginning at page S-8 before you make a decision as to the exercise of your subscription rights. See also “Where You Can Find More Information” on page S-34.

U.S. Federal Income Tax Considerations	Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of the subscription rights to a U.S. holder pursuant to the Rights Offering should be treated as a non-taxable distribution with respect to such holder’s existing shares of Common Stock for U.S. federal income tax purposes. If this position is determined by the IRS or a court to be incorrect, the fair market value of the subscription rights would be taxable to a U.S. holder as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, the Company anticipates that it will not have current or accumulated earnings and profits through the end of 2022. For a more detailed discussion, see “U.S. Federal Income Tax Considerations.” You should consult your tax advisor as to the particular considerations applicable to you of the Rights Offering.

Subscription Agent	Continental Stock Transfer & Trust Company

Information Agent	Morrow Sodali Global LLC

Questions	Questions regarding the Rights Offering should be directed to the Information Agent at (203) 561-6945 (for banks and brokers) or (800) 662-5200 (the toll-free number for stockholders), or via email at plby@investor.morrowsodali.com.

Risk Factors

Exercising your subscription right to purchase our Common Stock in this Rights Offering involves a high degree of risk. Before you decide to exercise your subscription rights and invest in our Common Stock, you should carefully consider the risks and uncertainties described below and those described in the filings we make with the Securities and Exchange Commission (“SEC”) from time to time that are incorporated by reference herein in their entirety, including the risks and uncertainties set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. In any such case, the trading price of our Common Stock could fall, and you may lose all or part of the money you paid to exercise your subscription rights and buy our Common Stock.

Risks Related to this Rights Offering

The Subscription Price determined for the Rights Offering may not be indicative of the fair value of our Common Stock.

The Subscription Price of $3.50 per whole share of Common Stock was established by our board of directors based on several considerations including the historical and current trading prices of our Common Stock, our need for liquidity and capital and other strategic and financing alternatives reasonably available to us. As of December 6, 2022, the date prior to the announcement of the Rights Offering, the last reported sale price of our Common Stock was $4.30 per share. The Subscription Price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition or any other established criteria for fair value, or to the market price of our Common Stock.

Further, the market price of our Common Stock could decline during or after the Rights Offering, and you may not be able to sell shares of our Common Stock purchased in the Rights Offering at a price equal to or greater than the price you paid, or at all. We do not intend to change the Subscription Price or the terms of the Rights Offering in response to fluctuations in the trading price of shares of our Common Stock, if any, prior to the Expiration Time.

Whether or not you exercise your subscription rights to purchase shares of Common Stock in this Rights Offering, you will suffer immediate dilution of your investment.

The effective purchase price of $3.50 for one whole share of Common Stock is substantially higher than the as adjusted net tangible book value per share of our Common Stock. Based on the effective purchase price of $3.50 for one whole share of Common Stock, if you purchase Common Stock in the Rights Offering, you will experience immediate dilution of $6.14 per share, representing the difference between our pro forma as adjusted net tangible book value per share after giving effect to the Rights Offering and the effective purchase price of $3.50 for one whole share of Common Stock. To the extent outstanding options are exercised or restricted stock unit awards vest at prices below the Subscription Price or we issue additional shares of Common Stock in the future, you will incur further dilution.

We may, in our sole discretion, amend the terms of the Rights Offering at any time prior to the Expiration Time.

We may, in our sole discretion, amend the terms of the Rights Offering at any time prior to the Expiration Time and for any reason. The terms of the Rights Offering cannot be modified or amended after the Expiration Time, as may be extended from time to time.

Your participation in the Rights Offering is not assured.

If the Rights Offering is terminated, then we will not issue you any of our Common Stock you may have subscribed for, and we will not have any obligation to you with respect to the subscription rights except to return any subscription price payments, as soon as practicable, without interest or penalty.

In addition, we are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any securities from holders of subscription rights who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those jurisdictions. Subject to state or foreign securities laws and regulations, we also have the discretion to delay allocation and distribution of any Common Stock you may elect to purchase by exercise of your subscription right in order to comply with state or foreign securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those jurisdictions, in which case, if you are a resident in those jurisdictions or if you are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the subscription rights, you will not be able to participate in the Rights Offering.

You may not receive all or any of our Common Stock for which you subscribe in the Rights Offering.

While we are distributing to each Eligible Stockholder one subscription right for each share of Common Stock held as of the Record Date, the basic subscription right entitles each Eligible Stockholder to purchase only 0.30681187 of a share of Common Stock, and no fractional shares of Common Stock will be issued upon the exercise of subscription rights in this Rights Offering. Accordingly, any fractional share of Common Stock will be rounded down to the nearest whole share. As a result of this rounding, we cannot guarantee that you will receive the entire amount of Common Stock for which you subscribed. No Eligible Stockholder will be able to participate in the Rights Offering unless such Eligible Stockholder holds at least four shares of our Common Stock as of the Record Date.

If you exercise the over-subscription privilege, you may not receive all of our Common Stock for which you subscribe.

Exercise of the over-subscription privilege will only be honored if and to the extent that the basic subscription right has not been exercised in full. If sufficient shares of Common Stock are available, we will seek to honor your over-subscription request in full. If, however, the fulfillment of over-subscription requests by all Eligible Stockholders that exercised their basic subscription right in full would result in the issuance of a greater number of shares of Common Stock than the number available to be purchased in the Rights Offering, we will allocate the available shares of Common Stock proportionately among Eligible Stockholders who exercised their over-subscription privilege based on the number of shares of Common Stock held of record on the Record Date.

Additionally, if an Eligible Stockholder (or any “group” (within the meaning of Section 13(d)(3) under the Exchange Act) that includes such Eligible Stockholder) is the beneficial owner (as defined in Rule 13d–3(a) under the Exchange Act) of greater than 14.99% of the number of shares of Common Stock outstanding as of the Record Date, then the over-subscription privilege of such Eligible Stockholder shall be fulfilled only if approved by a majority of the disinterested members of our board of directors. Additionally, if fulfilling the over-subscription privilege of any Eligible Stockholder would result in that Eligible Stockholder (or any “group” (within the meaning of Section 13(d)(3) under the Exchange Act) that includes such Eligible Stockholder) becoming the beneficial owner of greater than 14.99% of the number of shares of Common Stock outstanding upon the closing of the Rights Offering after giving effect to the issuance of shares of Common Stock in the Rights Offering, then the over-subscription privilege of such Eligible Stockholder shall be fulfilled only to the extent that the beneficial ownership by such Eligible Stockholder (and any “group” that includes such Eligible Stockholder) does not exceed 14.99% of the number of shares of Common Stock outstanding upon the closing of the Rights Offering, unless acquisition of a greater number of shares by such Eligible Stockholder is approved by a majority of the disinterested members of our board of directors.

As a result, you may not receive any or all of the shares of Common Stock for which you exercise your over-subscription privilege.

As soon as practicable after the Expiration Time, the Subscription Agent will determine the number of shares of Common Stock that you may purchase pursuant to the over-subscription privilege. If you have properly exercised your over-subscription privilege, we will issue the shares of Common Stock purchased in the Rights Offering to the record holder as soon as practicable after the Expiration Time and after all allocations and adjustments have been effected. If you subscribe for and pay for more shares of Common Stock than are allocated to you, we will refund the overpayment, without interest or deduction. In connection with the exercise of the over-subscription privilege, custodian banks, brokers, dealers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us and to the Subscription Agent as to the aggregate number of subscription rights exercised, and the number of shares of Common Stock requested through the over-subscription privilege, by each beneficial owner on whose behalf the nominee holder is acting.

You may not revoke your decision to exercise your subscription rights to purchase Common Stock in the Rights Offering after you send us your rights certificate.

You may not revoke or change the amount of your exercise after you send in your required documents and payment, even if you subsequently learn information about us, our business, financial position, results of operations and cash flows, or the Rights Offering that is material or adverse or that you otherwise consider to be unfavorable.

The subscription rights to purchase Common Stock in the Rights Offering are not transferable, and there is no market for the subscription rights.

The subscription rights to purchase Common Stock in the Rights Offering are not transferable. You may not sell, transfer or assign your subscription rights to anyone else. Because the subscription rights are not transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise (or cause your broker, dealer, custodian bank or other nominee to exercise) your subscription rights and acquire our Common Stock issuable thereunder, and such Common Stock must appreciate in value, for you to potentially realize any value from your subscription rights.

You will not be able to resell any of our Common Stock that you may receive pursuant to the exercise of subscription rights immediately upon the Expiration Time.

We expect to deliver the shares of Common Stock purchased in the Rights Offering on or about January 23, 2023. Until the securities are delivered, you will not be able to sell the securities that you purchase in the Rights Offering.

You will not receive interest on subscription funds, including any funds ultimately returned to you if we are unable to consummate the Rights Offering or it is otherwise unsuccessful.

To exercise your subscription rights, you will be required to deliver the completed rights certificate and any other paperwork to the Subscription Agent along with your payment for our Common Stock. You will not earn any interest on your payment of the Subscription Price while it is being held by the Subscription Agent pending the Expiration Time, even if we amend the terms of the Rights Offering to extend the Subscription Period. If we terminate the Rights Offering, neither we nor the Subscription Agent will have any obligation with respect to the subscription rights except to return to you, without interest or penalty, any payment of the Subscription Price that you have made.

The receipt of subscription rights may be treated as a taxable distribution to you.

We believe, and intend to take the position, that the distribution of the subscription rights pursuant to the Rights Offering should be treated as a non-taxable distribution with respect to existing shares of Common Stock for U.S. federal income tax purposes. However, the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects. Our position regarding the tax-free treatment of the subscription rights distribution is not binding on the IRS, or the courts. If this position is determined by the IRS or a court to be incorrect, the fair market value of the subscription rights would be taxable to a U.S. holder as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, the Company anticipates that it will not have current or accumulated earnings and profits through the end of 2022. For a more detailed discussion, see “U.S. Federal Income Tax Considerations.” You should consult your tax advisor as to the particular considerations applicable to you of the Rights Offering.

We have invested and will continue to invest significant time, attention and resources, and incur significant expenses in connection with the Rights Offering. These investments and expenses may not return adequate value if the Rights Offering is ultimately not consummated or is unsuccessful.

We estimate that we will incur approximately $2.5 million in total expenses in connection with the Rights Offering. We will incur most, if not all, of these expenses even if the Rights Offering is not commenced or the Rights Offering is not ultimately consummated or is unsuccessful. If we are unable to sell sufficient Common Stock in the Rights Offering, the reduction in proceeds of these transactions may result in our offering-related expenses exceeding the proceeds we receive and, therefore, the proceeds may be insufficient to meet our objectives.

Furthermore, preparations for the Rights Offering have been time-consuming and a diversion of management’s attention and resources. If the Rights Offering is ultimately not consummated or is otherwise unsuccessful, we could suffer an adverse impact on our reputation, might have lost opportunities to pursue certain other financing alternatives, and will need to seek other capital raising alternatives.

Risks Related to our Common Stock

The market price of the Company’s common stock is likely to be highly volatile, and you may lose some or all of your investment.

The market price of Company’s common stock is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:

•	the impact of COVID-19 pandemic on our business;

•	the inability to obtain or maintain the listing of our shares of common stock on Nasdaq;

•	the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, and our ability to retain our key employees;

•	changes in applicable laws or regulations;

•	risks relating to the uncertainty of our projected financial information; and

•	risks related to the organic and inorganic growth of our business and the timing of expected business milestones.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of the Company’s common stock, regardless of the Company’s actual operating performance.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our Common Stock will be influenced by the research and reports that securities or industry analysts publish about us. If securities or industry analysts initiate coverage and one or more of the analysts who cover us downgrade our Common Stock or publish inaccurate or unfavorable research about our company, our Common Stock share price would likely decline. If analysts publish target prices for our Common Stock that are below the historical sales prices for shares of our Common Stock on a securities exchange or the then-current public price of our Common Stock, it could cause our stock price to decline significantly. Further, if one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our Common Stock could decrease, which might cause our Common Stock price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other issuances of our shares of Common Stock.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price you paid in the Rights Offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in the Rights Offering, and investors purchasing shares or other securities in the future could have rights superior to those purchased in the Rights Offering.

Sales of additional shares of our Common Stock or securities convertible into shares of Common Stock will dilute our stockholders’ ownership in us.

We have discretion in the use of the net proceeds from the Rights Offering. We may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.

Although we currently intend to use the net proceeds from this offering in the manner described in the section titled “Use of Proceeds” in this prospectus supplement, our management will have discretion in the application of the net proceeds from this offering. Our management could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. You will not have the opportunity to influence our decisions on how to use the net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business and cause the price of our Common Stock to decline. We may invest the net proceeds from this offering, pending their use, in a manner that does not produce income or that loses value.

Because we do not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.

We currently anticipate we will retain future earnings for the development, operation and expansion of our business and does not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of our shares of Common Stock would be your sole source of gain on an investment in such shares for the foreseeable future.

Use of Proceeds

Assuming the Eligible Stockholders fully subscribe in and the completion of the Rights Offering, we expect to receive aggregate net proceeds from the issuance and sale of Common Stock in the Rights Offering, after deducting estimated expenses payable by us in connection with the Rights Offering, of approximately $2.5 million. We expect to use a minimum of 80% of the net proceeds from the Rights Offering for repayment of our senior debt,and to use the remainder for other general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DETERMINATION OF THE SUBSCRIPTION PRICE

The Subscription Price of $3.50 per whole share of Common Stock was established by our board of directors based on several considerations including the historical and current trading prices of our Common Stock, our need for liquidity and capital and other strategic and financing alternatives reasonably available to us. On December 6, 2022, the date prior to the announcement of the Rights Offering, the last reported sale price of our Common Stock was $4.30 per share. As of the Record Date, the last reported sale price of our Common Stock was $3.54 per share. The Subscription Price of $3.50 per whole share of Common Stock does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition or any other established criteria for fair value, or to the market price of our Common Stock.

We cannot assure you that the trading price of our Common Stock will not decline during or after the Rights Offering. We do not intend to change the Subscription Price or the terms of the Rights Offering in response to changes in the trading price of our Common Stock prior to the Expiration Time. See “Risk Factors — Risks Related to this Rights Offering — The Subscription Price determined for the Rights Offering may not be indicative of the fair value of our Common Stock” for more information.

The Rights Offering

The following describes the Rights Offering in general and assumes, unless specifically provided otherwise, that you are a record holder of our Common Stock. If you hold your securities in a brokerage account or through a dealer or other nominee, please also refer to “—Notice to Brokers and Nominees” below.

Before deciding whether to exercise your subscription rights, you should carefully read this prospectus supplement and the accompanying prospectus, including the information set forth under the heading “Risk Factors” and the information that is incorporated by reference into this prospectus supplement and the accompanying prospectus.

General

We are conducting the Rights Offering in which we are distributing, at no charge to the holders of record of our outstanding shares of Common Stock, non-transferable subscription rights to purchase an aggregate of 14,285,714 shares of Common Stock to be issued by us. Each Eligible Stockholder will receive one subscription right for each share of Common Stock held as of the Record Date, which subscription right cannot be sold, transferred or assigned and may only be exercised by the Eligible Stockholder distributed such subscription right. Each subscription right carries with it a basic subscription right, which entitles the holder to purchase 0.30681187 of a share of our Common Stock at the Subscription Price, and an over-subscription privilege, which entitles each Eligible Stockholder that has exercised its basic subscription right in full to subscribe for additional shares of our Common Stock, at the Subscription Price, to the extent shares of our Common Stock that have been offered in the Rights Offering have not been purchased by other Eligible Stockholders pursuant to their basic subscription right, subject to certain ownership limitations. If all Eligible Stockholders exercise their subscription rights in full, we expect to issue in connection with the Rights Offering, in the aggregate, a maximum of 14,285,714 shares of our Common Stock, subject to rounding, as described below.

The Subscription Price per whole share of Common Stock is $3.50. You may only purchase whole shares of Common Stock in the Rights Offering. We are not offering, and will not accept, any subscriptions for fractional shares of Common Stock, and we will not issue fractional shares of Common Stock in this offering. As of the Record Date, there were 46,561,804 shares of Common Stock outstanding.

The subscription rights may be exercised at any time during the Subscription Period, which will commence on December 19, 2022, and will expire at 5:00 p.m., Eastern time, on January 17, 2023, unless we extend such period. You may exercise some, all or none of your subscription rights.

Reasons for the Rights Offering

We are conducting the Rights Offering in order to reduce our debt in connection with the previously announced amendment to our existing senior secured credit agreement, provide flexibility to continue to improve our capital structure and strengthen our balance sheet and liquidity position.

Participation of Our Directors and Executive Officers

Our directors and executive officers who own shares of Common Stock are permitted, but not required, to participate in the Rights Offering on the same terms and conditions applicable to all stockholders. Any such director or executive officer who subscribes for shares of Common Stock in the Rights Offering will pay $3.50 per whole share of Common Stock, the same Subscription Price paid by all other Eligible Stockholders who exercise their subscription rights in the Rights Offering.

Certain of our directors and executive officers who are Eligible Stockholders, including Suhail Rizvi and Ben Kohn, have indicated that they intend to exercise the subscription rights they or their affiliates receive in the Rights Offering. If Messrs. Rizvi and Kohn were to exercise in full, we anticipate that they, together with their affiliates, would purchase an aggregate of 3,572,926 shares of Common Stock in the Rights Offering, excluding any shares of Common Stock purchased pursuant to the over-subscription privilege.

Subscription Privilege

Each subscription right provides you the basic subscription right and the over-subscription privilege.

As described below, you may exercise all or a portion of your subscription rights for whole shares of Common Stock or you may choose not to exercise any of your subscription rights at all.

Basic Subscription Right

With your basic subscription right, you may purchase 0.30681187 of a share of our Common Stock per subscription right, upon delivery of the required documents and payment of the subscription price of $3.50 per whole share. You are not required to exercise all of your subscription rights unless you wish to purchase shares of Common Stock under your over-subscription privilege. We will deliver to you the shares of Common Stock which you purchased with your basic subscription right as soon as practicable following the Expiration Time.

Over-subscription Privilege

In addition to your basic subscription right, you may subscribe for additional shares of our Common Stock, upon delivery of the required documents and payment of the subscription price of $3.50 per whole share, prior to the Expiration Time. You may only exercise your over-subscription privilege if you exercised your basic subscription right in full and other Eligible Stockholders do not exercise their basic subscription rights in full.

Pro Rata Allocation

If there are not enough shares to satisfy all subscriptions made under the over-subscription privilege, we will allocate the remaining shares among those Eligible Stockholders exercising their over-subscription privilege, pro rata in proportion to the number of shares of Common Stock held after giving effect to all basic subscriptions. If a pro rata allocation of the remaining shares would result in the allocation to you of a greater number of shares than you subscribed for under your over-subscription privilege, then we will allocate to you only the number of shares for which you subscribed and we will allocate the remaining shares among all other Eligible Stockholders exercising their over-subscription privileges.

Full Exercise of Basic Subscription Right

You may exercise your over-subscription privilege only if you exercise your basic subscription right in full. To determine if you have fully exercised your basic subscription right, we will consider only the basic subscription rights held by you in the same capacity. For example, suppose that you were granted rights for shares of our Common Stock which you own individually and shares of our Common Stock which you own collectively with your spouse. If you wish to exercise your over-subscription privilege with respect to the subscription rights you own individually, but not with respect to the subscription rights you own collectively with your spouse, you only need to fully exercise your basic subscription right with respect to your individually owned subscription rights. You do not have to subscribe for any shares under the basic subscription right owned collectively with your spouse to exercise your individual over-subscription privilege.

When you complete the portion of your rights certificate to exercise your over-subscription privilege, you will be representing and certifying that you have fully exercised your basic subscription rights as to shares of our Common Stock which you hold in that capacity. You must exercise your over-subscription privilege at the same time you exercise your basic subscription right in full.

Limitation on Over-Subscription Privilege

If an Eligible Stockholder (or any “group” (within the meaning of Section 13(d)(3) under the Exchange Act) that includes such Eligible Stockholder) is the beneficial owner (as defined in Rule 13d–3(a) under the Exchange Act) of greater than 14.99% of the number of shares of Common Stock outstanding as of the Record Date, then the over-subscription privilege of such Eligible Stockholder shall be fulfilled only if approved by a majority of the disinterested members of our board of directors. Additionally, if fulfilling the over-subscription privilege of any Eligible Stockholder would result in that Eligible Stockholder (or any “group” (within the meaning of Section 13(d)(3) under the Exchange Act) that includes such Eligible Stockholder) becoming the beneficial owner of greater than 14.99% of the number of shares of Common Stock outstanding upon the closing of the Rights Offering after giving effect to the issuance of shares of Common Stock in the Rights Offering, then the over-subscription privilege of such Eligible Stockholder shall be fulfilled only to the extent that the beneficial ownership by such Eligible Stockholder (and any “group” that includes such Eligible Stockholder) does not exceed 14.99% of the number of shares of Common Stock outstanding upon the closing of the Rights Offering, unless acquisition of a greater number of shares by such Eligible Stockholder is approved by a majority of the disinterested members of our board of directors.

Return of Excess Payment

If you exercise your over-subscription privilege and are allocated less than all of the shares for which you subscribed, your excess payment for shares that were not allocated to you will be returned, without interest or deduction, in the manner in which made payment as soon as practicable after the Expiration Time.

Expiration Time

The subscription rights will expire and will have no value unless exercised prior to 5:00 p.m., Eastern time, on January 17, 2023, unless the Subscription Period is extended. We reserve the right to extend the Subscription Period. We will notify you of any extension of the Subscription Period by issuing a press release. You must properly complete the enclosed rights certificate and deliver it, along with the full Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate, to the Subscription Agent prior to the Expiration Time, unless guaranteed delivery procedures are utilized with respect to delivery of your rights certificate, as described below.

“Street name” holders should follow the subscription instructions and deadlines set by their broker, dealer, custodian bank or other nominee. If you elect to exercise any subscription rights and timely submit all required documents and payment prior to the Expiration Time, your subscription rights will be considered exercised at the Expiration Time. We will not be obligated to honor any purported exercise of subscription rights which the Subscription Agent receives after the Expiration Time, regardless of when you sent the documents regarding that exercise. Any payment of the aggregate Subscription Price for Shares of Common Stock not allocated or validly purchased will be returned, without interest or penalty, as soon as practicable following the Expiration Time. We expect to deliver the shares of Common Stock purchased in the Rights Offering on or about January 23, 2023.

Amendment, Extension or Termination

We may, in our sole discretion, amend the terms of the Rights Offering or modify the Subscription Period of the Rights Offering at any time prior to the Expiration Time; however, we do not currently intend to do so. We may also terminate the Rights Offering at any time prior to the Expiration Time and for any reason. If we terminate the Rights Offering, in whole or in part, all subscription rights will expire without value, and all payments of the aggregate Subscription Price received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.

Any amendment, extension or termination of the Rights Offering will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., Eastern time, on the next business day after the previously scheduled Expiration Time. See “Risk Factors — Risks Related to this Rights Offering — We may, in our sole discretion, amend the terms of the Rights Offering at any time prior to the Expiration Time.”

Segregated Account; Return of Funds

The Subscription Agent will hold all funds it receives in payment for Shares of Common Stock in a segregated bank account until the closing or termination of the Rights Offering. If the Rights Offering is terminated for any reason, the Subscription Agent will return this money to subscribers, without interest or penalty, as soon as practicable.

Transferability of Subscription Rights

The subscription rights are not transferable. You may not sell, transfer or assign your subscription rights to anyone else. The subscription rights will not be listed on Nasdaq or any other stock exchange or market or on the OTC Bulletin Board.

No Revocation or Change

Once you submit the form of rights certificate, your other required documents, and your payment to exercise any subscription rights, you are not allowed to revoke, cancel or change the exercise of your subscription rights or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase our Common Stock pursuant to the Rights Offering.

Procedures for Exercising Subscription Rights

To exercise your subscription rights, you must take the following steps:

•	If you are an Eligible Stockholder and wish to participate in the Rights Offering, you must deliver a properly completed and signed rights certificate, together with payment of the aggregate Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate, to the Subscription Agent prior to the Expiration Time, which is 5:00 p.m., Eastern time, on January 17, 2023, unless we extend such period.

Please follow the delivery instructions on the rights certificate. DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO THE COMPANY. You are solely responsible for completing delivery to the Subscription Agent of your rights certificate and payment of your aggregate Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate in respect of the subscription rights you intend to exercise. You should allow sufficient time for delivery of your rights certificate and payment of the aggregate Subscription Price to the Subscription Agent so that the Subscription Agent receives them by 5:00 p.m., Eastern time, on January 17, 2023, unless such date is extended by us.

If you send a payment that is insufficient to purchase the number of shares of Common Stock you requested, or if the number of shares of Common Stock you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received. If the payment exceeds the Subscription Price for the full exercise of your subscription rights, or if you subscribe for more shares of Common Stock than you are eligible to purchase, then the excess will be returned to you as soon as practicable, without interest or penalty.

If you send a payment that is otherwise ineligible to exercise subscription rights, your subscription rights will not be exercised and your entire payment received by the Subscription Agent will be returned to you as soon as practicable, without interest or penalty, following the Expiration Time.

You will not receive interest on any payments refunded to you under the Rights Offering.

•	If your shares of Common Stock are held in “street name” through a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the subscription rights you own. Your broker, dealer, custodian bank or other nominee will notify you of the Rights Offering. The record holder must exercise the subscription rights and send payment of the aggregate Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) on your behalf. If you wish to exercise subscription rights in the Rights Offering, you should contact your broker, dealer, custodian bank or other nominee as soon as possible. You will not receive a rights certificate from us. Please follow the instructions of your broker, dealer, custodian bank or other nominee. Your broker, dealer, custodian bank or other nominee may establish a submission deadline that is before the Expiration Time.

If you elect to exercise any subscription rights and timely submit all required documents and payment prior to the Expiration Time, your subscription rights will be considered exercised at the Expiration Time.

Instructions for Completing your Rights Certificate

You should read the instruction letter carefully and strictly follow it. DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO THE COMPANY.

We will not consider your subscription to exercise your subscription rights received until the Subscription Agent has received delivery of a properly completed and duly executed rights certificate, payment of the aggregate Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate. The risk of delivery of all documents and payments is borne by you or your broker, dealer, custodian bank or other nominee, not by the Subscription Agent or us.

The method of delivery of rights certificates and payment of the aggregate Subscription Price to the Subscription Agent will be at the risk of the applicable Eligible Stockholder. If sent by mail, we recommend that you send rights certificates and payments by registered mail, postage prepaid, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment before the Expiration Time.

Payment Methods

Payments submitted to the Subscription Agent must be made in full in U.S. currency by personal check drawn against a U.S. bank payable to the Subscription Agent or by wire transfer.

To be effective, any payment related to the exercise of a subscription right must be received by the Subscription Agent and clear prior to the Expiration Time. You are responsible for all bank or similar fees and charges related to payment by personal check or wire transfer. You are also responsible for obtaining payment in proper form of the aggregate Subscription Price in respect of the subscription rights you intend to exercise, notwithstanding any limitations on the amount of payment that may be imposed by the institution facilitating your chosen form of payment.

Payment of the Subscription Price related to the exercise of a subscription right received after the Expiration Time will not be honored, and the Subscription Agent will return your payment to you, without interest or penalty, as soon as practicable following the Expiration Time.

The Subscription Agent will be deemed to receive payment of the Subscription Price related to the exercise of a subscription right upon receipt by the Subscription Agent of a personal check drawn against a U.S. bank payable to the Subscription Agent or wire transfer.

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised or do not forward full payment of the total Subscription Price for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your subscription rights solely with respect to the maximum number of subscription rights that may be exercised with the payment of your aggregate Subscription Price you delivered to the Subscription Agent. If your full Subscription Price payment is greater than the amount you owe for your subscription, you will be deemed to have exercised your over-subscription privilege to purchase the maximum number of shares with your overpayment. If we do not apply your full Subscription Price payment to your purchase of the Shares of Common Stock, the Subscription Agent will return the excess amount to you by mail, without interest or penalty, as soon as practicable after the Expiration Time. If you send a payment that is otherwise ineligible to exercise subscription rights, your subscription rights will not be exercised and your entire payment received by the Subscription Agent will be returned to you as soon as practicable, without interest or penalty, following the Expiration Time. We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful.

Notice to Brokers and Nominees

If you are a broker, dealer, custodian bank or other nominee holder that holds shares of Common Stock for the account of others on the Record Date, you should notify the respective beneficial owners of such shares of Common Stock of the Rights Offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificates and submit them and the other required documents to the Subscription Agent with the proper payment of the aggregate Subscription Price for such beneficial owner’s subscription. If you hold shares of Common Stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our eligible securities on the Record Date; provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification” that we will provide to you with your Rights Offering materials. If you did not receive this form, you should contact the Subscription Agent to request a copy.

Beneficial Owners

If your shares of Common Stock are held in “street name” — in the name of a broker, dealer, custodian bank or other nominee — you will not receive a rights certificate and you will need to coordinate with your broker, dealer, custodian bank or other nominee to act for you. To exercise your subscription rights, you will need to complete and return to your broker, dealer, custodian bank or other nominee the form captioned “Beneficial Owner Election Form.” You should receive the form from your broker, dealer, custodian bank or other nominee. We are not responsible if you do not receive the form from your broker, dealer, custodian bank or other nominee or if you receive the form without sufficient time to respond by the deadline established by your nominee, which deadline may be prior the Expiration Time.

Guaranteed Delivery Procedures

If you wish to exercise subscription rights, but you do not have sufficient time to deliver the Rights Certificate evidencing your subscription rights to the Subscription Agent prior to the Expiration Time, you may exercise your subscription rights by the following guaranteed delivery procedures:

•	deliver to the Subscription Agent prior to the Expiration Time your Subscription Price payment in full for each share you subscribed for under your subscription privileges in the manner set forth above in “— Payment Methods”;

•	deliver to the Subscription Agent prior to the Expiration Time the form entitled “Notice of Guaranteed Delivery,” substantially in the form provided with the “Instructions as to Use of PLBY Group, Inc. Rights Certificates” distributed with the Rights Certificate; and

•	deliver the properly completed Rights Certificate evidencing your subscription rights being exercised and, the related nominee holder certification, if applicable, to the Subscription Agent within two business days following the date of your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Instructions as to Use of PLBY Group, Inc. Rights Certificates, which will be distributed to you with the Rights Certificate. Your Notice of Guaranteed Delivery must come from an eligible institution, or other eligible guarantee institutions which are members of, or participants in, a signature guarantee program acceptable to the Subscription Agent.

In your Notice of Guaranteed Delivery, you must state:

•	your name;

•	the number of subscription rights represented by the Rights Certificates, the number of shares of our Common Stock you are subscribing for under your basic subscription right and the number of shares of our Common Stock you are subscribing for under your oversubscription privilege, if any; and

•	your guarantee that you will deliver to the Subscription Agent any Rights Certificate evidencing the subscription rights you are exercising within two business days following the date the Subscription Agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the Subscription Agent in the same manner as the Rights Certificate.

The Information Agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them.

No Fractional Shares of Common Stock

We will not issue fractional shares of our Common Stock. Any fractional shares of our Common Stock that would otherwise be created by the exercise of the subscription rights will be rounded down to the nearest whole share, with such adjustments as may be necessary to ensure that we offer a maximum of 14,285,714 shares of Common Stock in the Rights Offering. Each Eligible Stockholder wishing to exercise subscription rights must exercise subscription rights which would result in the issuance of at least one whole share of our Common Stock to participate in the Rights Offering; no Eligible Stockholder will be able to participate in the Rights Offering unless such Eligible Stockholder holds at least four shares of our Common Stock as of the Record Date. Any excess subscription funds in respect of fractional shares will be returned to you, without interest or deduction, in the manner in which made, promptly after completion of the Rights Offering.

No Recommendation to Subscription Rights Holders

Our board of directors is not making any recommendation regarding your exercise of subscription rights in the Rights Offering. Further, we have not authorized anyone to make any recommendation. Holders who exercise subscription rights will incur investment risk on new money invested. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering and the information contained in, or incorporated by reference into, this prospectus supplement, as it may be supplemented from time to time. See “Risk Factors” in this prospectus supplement and the accompanying prospectus and in any document incorporated by reference into this prospectus supplement or the accompanying prospectus.

Fees and Expenses

We will pay all fees charged by the Subscription Agent and Information Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights, including all bank or similar fees and charges related to payment by check or wire transfer. Neither we nor the Subscription Agent will pay such commissions, fees, taxes, expenses or other charges.

Our Decisions are Binding

All questions concerning the timeliness, validity, form and eligibility of any exercise of subscription rights will be determined by us. Our determinations will be final and binding. We reserve the right, in our sole discretion, to waive any defect or irregularity, or permit a defect or irregularity to be corrected within the time that we may determine. We may also, in our sole discretion, reject the attempt to exercise any subscription right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within the time that we determine. Neither we nor the Subscription Agent will be under any duty to give notice of any defect or irregularity in connection with the submission of rights certificates.

Subscription Agent

Continental Stock Transfer & Trust Company is acting as the Subscription Agent for the Rights Offering under an agreement with us. All rights certificates, payments of the Subscription Price and nominee holder certifications, to the extent applicable to your exercise of subscription rights, must be delivered to the Subscription Agent at the following address:

Continental Stock Transfer & Trust Company
1 State Street Plaza 30th Floor
New York, NY 10004
Attn: Corporate Actions – PLBY Group, Inc.

Information Agent

Morrow Sodali Global LLC is acting as the Information Agent for the Rights Offering under an agreement with us.

If you have any questions regarding the Rights Offering, completing a rights certificate or submitting payment in the Rights Offering, please contact the Information Agent at the following address and telephone number:

Morrow Sodali Global LLC
509 Madison Avenue
Suite 1206
New York, NY 10022

Stockholders
Call Toll Free: (800) 662-5200

Banks and Brokers
Call: (203) 561-6945

Other Matters

This prospectus supplement shall not constitute an offer to sell or a solicitation of an offer to buy any securities other than the subscription rights and shares of Common Stock nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction. We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of Common Stock from Eligible Stockholders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state or foreign securities laws and regulations, we also have the discretion to delay allocation and distribution of any Common Stock you may elect to purchase by exercise of your subscription rights in order to comply with state or foreign securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the subscription rights, you will not be able to participate in the Rights Offering.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our Common Stock is not intended to be a complete summary of the rights and preferences of such Common Stock and is qualified by reference to our Second Amended and Restated Certificate of Incorporation (for purposes of this section, the “Certificate of Incorporation”), our Amended and Restated Bylaws (for purposes of this section, the “Bylaws”) and each of the agreements containing registration rights (the “Registration Rights Agreements”). We urge you to read each of the Certificate of Incorporation, the Bylaws, the Registration Rights Agreements in their entirety for a complete description of the rights and preferences of our Common Stock.

Authorized Capital Stock

Our Certificate of Incorporation authorized the issuance of 155,000,000 shares, consisting of 150,000,000 shares of Common Stock, and 5,000,000 shares of preferred stock, $0.0001 par value (the “Preferred Stock”).

Common Stock

Ranking

The voting, dividend and liquidation rights of the holders of our Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the board of directors of the Company (the “Board”) upon any issuance of the Preferred Stock of any series.

Voting

Except as otherwise required by law or our Certificate of Incorporation, each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Company on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law or our Certificate of Incorporation (including any Preferred Stock Designation (as defined below)), the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Notwithstanding any other provision of our Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to our Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to our Certificate of Incorporation (including any Preferred Stock Designation) or the Delaware General Corporation Law (the “DGCL”).

Dividends

Subject to the rights of the holders of Preferred Stock, holders of shares of Common Stock shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board from time to time out of assets or funds of the Company legally available therefor.

Liquidation, Dissolution and Winding Up

Subject to the rights of the holders of Preferred Stock, shares of Common Stock shall be entitled to receive the assets and funds of the Company available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Company, as such terms are used in Section B(4) of our Certificate of Incorporation, shall not be deemed to be occasioned by or to include any consolidation or merger of the Company with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

No Preemptive, Conversion or Redemption Rights

The holders of shares of Common Stock have no preemptive rights and no right to convert their Common Stock into other securities. There are no redemption or sinking fund provisions applicable to our Common Stock under the Company’s existing Certificate of Incorporation or its Bylaws.

Preferred Stock

Issuance of Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (a “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

•	the amounts or rates at which dividends will be payable on, and the preferences, if any, of, shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

•	the dates on which dividends, if any, shall be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

•	the amounts payable on, and the preferences, if any, of, shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

•	whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	restrictions on the issuance of shares of the same series or any other class or series;

•	the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

•	any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares, all as may be determined from time to time by the Board and stated in the Preferred Stock Designation for such Preferred Stock.

Without limiting the generality of the foregoing, the Preferred Stock Designation of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

On each of May 16, 2022 and August 8, 2022, the Company issued 25,000 shares of Preferred Stock, designated as “Series A Preferred Stock,” as described in the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2022 and the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2022, each of which is incorporated by reference into this prospectus supplement. As of August 8, 2022, all of the Company’s 50,000 shares of Series A Preferred Stock were issued and outstanding.

Anti-Takeover Effects of Delaware Law and the Certificate of Incorporation and Bylaws

The Company has expressly opted out of Section 203 of the DGCL. However, our Certificate of Incorporation contains similar provisions providing that the Company may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Company which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates, owns or within the previous three years owned, 15% or more of the Company’s voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Company’s Board because the Company’s stockholder approval requirement would be avoided if the Company’s Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Company’s Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our Certificate of Incorporation provides that RT Holdings, Inc. and its affiliates (“RT-ICON”), any of its respective direct or indirect transferees of at least 15% of the outstanding shares of the Company’s Common Stock, and any group as to which such persons are a part, do not constitute “interested stockholders” for purposes of this provision.

In addition, our Certificate of Incorporation does not provide for cumulative voting in the election of directors. The Company’s Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director in certain circumstances.

Authorized shares of Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of proxy contest, tender offer, merger or otherwise.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Except as otherwise required by law, our Certificate of Incorporation or our Bylaws, written or printed notice of the meeting of the stockholders stating the place, day and hour of the meeting and, in case of a special meeting, stating the purpose or purposes for which the meeting is called, and in case of a meeting held by remote communication stating such means, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally, or by mail, or if prior consent has been received by a stockholder by electronic transmission, by or at the direction of the Chairman or the President, the Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the DGCL) by the stockholder to whom the notice is given. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Company. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.

Our Bylaws also provide that unless otherwise restricted by our Certificate of Incorporation or our Bylaws, any action required or permitted to be taken at any meeting of our Board or of any committee thereof may be taken without a meeting, if all members of our Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of our Board or committee.

In addition, our Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to the Certificate of Incorporation and Bylaws

Our Certificate of Incorporation provides that so long as RT-ICON and its affiliates own, in the aggregate, at least 50% in voting power of our Common Stock, any amendment, alteration, change, addition, or repeal of our Certificate of Incorporation requires an affirmative vote of a majority of the then- outstanding shares of Common Stock entitled to vote thereon. At any time when RT-ICON and its affiliates beneficially own, in the aggregate, less than 50% of our outstanding Common Stock, our Certificate of Incorporation requires the affirmative vote by the holders of at least 66 2/3% of our outstanding Common Stock for any amendment, alteration, change, addition, or repeal of our Certificate of Incorporation; provided that, irrespective of RT-ICON ownership, the affirmative vote of holders of at least 66 2/3% of our outstanding Common Stock is required to amend certain provisions of our Certificate of Incorporation, including those provisions changing the size of the Board, the removal of certain directors, the availability of action by majority written consent of the stockholders or the restriction on business combinations with interest stockholders, among others.

The provisions of the DGCL, our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Exclusive Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, with certain limited exceptions, be the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Company or the Company’s stockholders, (c) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the charter or bylaws, or (d) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. Subject to the provisions in the preceding sentence, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint, claim or proceeding asserting a cause of action arising under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act of 1933, as amended (the “Securities Act”). Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in Certificate of Incorporation.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that, to the fullest extent permitted by the DGCL, eliminates the personal liability of directors to us or our stockholders for monetary damages for any breach of fiduciary duty as a director. The effect of these provisions will be to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Further, our Certificate of Incorporation and our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Transfer Agent

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company.

Listing of Common Stock

Our Common Stock is listed on Nasdaq under the symbol “PLBY.”

U.S. Federal Income Tax considerations

The following is a discussion of U.S. federal income tax considerations generally applicable to the receipt of subscription rights pursuant to the Rights Offering by holders of our Common Stock that are U.S. holders (as defined below), and the ownership and exercise of such rights by such U.S. holders. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder (“Treasury Regulations”), and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, or differing interpretations at any time, possibly with retroactive effect. In particular, changes in the Code or applicable Treasury Regulations could adversely affect the U.S. federal income tax treatment of stock rights with characteristics similar to the subscription rights. Any future legislation, Treasury Regulation, or other guidance could be enacted or promulgated so as to apply retroactively to the receipt, ownership or exercise of the subscription rights. Any such changes could materially affect the continuing validity of this discussion.

This discussion only applies to U.S. holders that hold our Common Stock and subscription rights as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes), and that acquire subscription rights through the Rights Offering. This discussion does not address all of the U.S. federal income considerations that may be relevant to specific U.S. holders in light of their particular circumstances or to U.S. holders subject to special treatment under U.S. federal income tax laws (such as banks and other financial institutions, insurance companies, mutual funds, dealers in securities or other U.S. holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, U.S. holders who received their shares of Common Stock from the exercise of employee stock options or otherwise as compensation, certain former citizens or long-term residents of the United States, U.S. holders who hold shares of our Common Stock or will hold their subscription rights in a tax-qualified retirement plan, individual retirement account or other qualified savings account, entities or arrangements treated as partnerships for U.S. federal income tax purposes, or U.S. holders who hold our Common Stock or subscription rights as part of a hedge, straddle, constructive sale or conversion transaction). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal tax considerations other than U.S. federal income tax considerations (including gift, alternative minimum or Medicare contribution considerations). For purposes of this discussion, a “U.S. holder” is a holder that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives, owns or exercises subscription rights, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to the U.S. federal income tax considerations applicable to the receipt, ownership or exercise of the subscription rights.

We recommend that holders of our Common Stock consult with their own tax advisors regarding the tax considerations to them (including the application and effect of any U.S. state or local or non-U.S. income and other tax laws) of receiving, owning and exercising the subscription rights.

Receipt of Subscription Rights

Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of the subscription rights to a U.S. holder pursuant to the Rights Offering should be treated as a non-taxable distribution with respect to such holder’s existing shares of Common Stock for U.S. federal income tax purposes. The U.S. federal income tax considerations applicable to U.S. holders upon receipt of the subscription rights will generally depend on whether the Rights Offering is considered part of a “disproportionate distribution” within the meaning of Section 305 of the Code. A distribution (or series of distributions) is a “disproportionate distribution” if it has the effect of the receipt of cash or property by some of our stockholders and an increase in the proportionate interest of other stockholders in our assets or earnings and profits. For purposes of the definition of “disproportionate distribution,” the term “property” does not include stock in the corporation making the distribution or rights to acquire such stock, and the term “stockholders” includes holders of rights to acquire stock and holders of debt instruments convertible into stock. The Treasury Regulations under Section 305 of the Code generally treat distributions of cash or non-stock property within 36 months of another distribution as a series of distributions. During the last 36 months, we have not made any distributions of cash or non-stock property with respect to our Common Stock, issued any warrants to acquire our Common Stock, or issued any preferred stock that is mandatorily convertible into our Common Stock, or made any payments of cash interest with respect to convertible debt instruments. Currently we do not have any outstanding warrants to acquire our Common Stock, any preferred stock that is mandatorily convertible into our Common Stock, or any convertible debt instruments, and we do not currently intend to make any distributions of cash or non-stock property with respect to our Common Stock.

There is a lack of direct authority, however, addressing the application of Section 305 of the Code to distributions of stock acquisition rights. In particular, there is a lack of authority that addresses the specific terms of, and facts surrounding, the Rights Offering, and thus the application of Section 305 of the Code to the distribution of the subscription rights in the Rights Offering is not certain. Our view of whether the Rights Offering constitutes part of a “disproportionate distribution” pursuant to Section 305 of the Code is not binding on the IRS, or the courts. If this position were determined by the IRS or a court to be incorrect (i.e., if the Rights Offering were treated as part of a “disproportionate distribution” for purposes of Section 305 of the Code), the fair market value of the subscription rights would be taxable to U.S. holders as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, the Company anticipates that it will not have current or accumulated earnings and profits through the end of 2022.

The following discussion assumes that the distribution of the subscription rights is a non-taxable distribution to holders of our Common Stock for U.S. federal income tax purposes.

Tax Basis and Holding Period of Subscription Rights

For U.S. federal income tax purposes, the tax basis that a U.S. holder has with respect to the subscription rights received by such U.S. holder will depend on the fair market value of the subscription rights received by such U.S. holder and the fair market value of such U.S. holder’s existing holdings of our Common Stock. If the fair market value of subscription rights distributed to such U.S. holder represents less than 15% of the fair market value of such U.S. holder’s shares of Common Stock with respect to which such subscription rights were distributed, such U.S. holder’s basis in such subscription rights will generally be zero unless such U.S. holder elects to allocate the holder’s tax basis between such U.S. holder’s existing Common Stock and such subscription rights in proportion to their relative fair market values determined on the date such U.S. holder receives such subscription rights. A U.S. holder that chooses to allocate tax basis between such U.S. holder’s existing Common Stock and such U.S. holder’s subscription rights must make this election on a statement included with such U.S. holder’s U.S. federal income tax return for the taxable year in which the subscription rights are received. Such an election is irrevocable. If the fair market value of the subscription rights distributed to a U.S. holder represents 15% or more of the fair market value of such U.S. holder’s basis in its shares of Common Stock with respect to which such subscription rights are distributed, such U.S. holder’s basis in its shares of Common Stock with respect to which such subscription rights were distributed will be allocated between those shares of Common Stock and the subscription rights in proportion to their relative fair market values determined on the date such U.S. holder receives such subscription rights.

The fair market value of the subscription rights on the date of distribution is inherently uncertain. We have not obtained any fair market value appraisal, and we do not plan to commission any appraisal, regarding the fair market value of the subscription rights. In ascertaining the fair market value of the subscription rights, a U.S. holder should consider all relevant facts and circumstances.

A U.S. holder’s holding period for the subscription rights distributed in the Rights Offering will include the holding period of such U.S. holder’s shares of Common Stock with respect to which such subscription rights are distributed. U.S. holders of our Common Stock that have acquired different blocks of our Common Stock at different times or at different prices should consult their tax advisors regarding the allocation of their aggregate basis among, and their holding period of, subscription rights distributed.

Exercise of Subscription Rights

A U.S. holder will not recognize gain or loss upon the exercise of the subscription rights, and the tax basis of the shares of Common Stock acquired through exercise of the subscription rights will equal the sum of (1) the Subscription Price paid by such U.S. holder for the shares and (2) such U.S. holder’s tax basis in the subscription rights. The holding period of the shares of Common Stock acquired through the exercise of the subscription rights will begin on the date the Subscription Rights are exercised.

If a U.S. holder exercises a subscription right distributed in the Rights Offering after disposing of the share of Common Stock with respect to which such subscription right is received, certain aspects of the tax treatment of the exercise of such subscription right are unclear, including (1) the allocation of tax basis between the Common Stock previously sold and the subscription right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the Common Stock previously sold, and (3) the impact of such allocation on the tax basis of Common Stock acquired through the exercise of the subscription right. A U.S. holder that exercises a subscription right distributed to such U.S. holder in the Rights Offering after disposing of the Common Stock with respect to which such subscription right was received should consult such U.S. holder’s own tax advisor as to these uncertainties.

Expiration of Subscription Rights

If a U.S. holder allows the subscription rights received by such U.S. holder in the Rights Offering to expire, such U.S. holder will not be permitted to recognize a taxable loss in respect of such expired subscription rights. If such U.S. holder’s basis in its shares of Common Stock with respect to which such subscription rights were distributed was allocated between that stock and the distributed subscription rights, then such U.S. holder’s basis in the expired subscription rights will be reallocated to that stock.

Dilution

If you invest in our Common Stock in the Rights Offering, your ownership interest will be immediately diluted to the extent of the difference between the Subscription Price per whole share of our Common Stock and the as adjusted net tangible book value per share of our Common Stock after the Rights Offering.

Our net tangible book value as of September 30, 2022, was approximately $(206.3) million, or $(4.51) per share of our Common Stock. Our net tangible book value is the amount of our total tangible assets less our total liabilities and our noncontrolling interest. Net tangible book value per share is our net tangible book value divided by the number of shares of Common Stock outstanding as of September 30, 2022.

As adjusted net tangible book value is our net tangible book value, plus the effect of the sale of shares of our Common Stock in the Rights Offering at an assumed public offering price of $3.50 per share, after deducting the expenses payable by us in connection with the Rights Offering. This amount represents an immediate increase in the as adjusted net tangible book value of $1.87 per share to our existing stockholders, and an immediate dilution of $6.14 per share to new investors participating in the Rights Offering.

The following table illustrates this dilution on a per share basis:

Assumed subscription price per whole share	$3.50
Historical net tangible book value per share as of September 30, 2022	(4.51)
Increase in as adjusted net tangible book value per share attributable to new investors participating in the Rights Offering	1.87
As adjusted net tangible book value per share after giving effect to the Rights Offering	(2.64)
As adjusted dilution per share to investors participating in the Rights Offering	$6.14

The number of shares of our Common Stock to be outstanding immediately after the Rights Offering is based on 45,782,125 shares of our Common Stock outstanding as of September 30, 2022, and excludes:

•	2,673,556 shares of Common Stock issuable upon exercise of stock options outstanding under our 2018 Equity Incentive Plan and 2021 Equity and Incentive Compensation Plan (our “Equity Plans”);

•	3,386,228 shares of Common Stock issuable upon the vesting and settlement of restricted stock units outstanding under our Equity Plans;

•	1,089,045 shares of Common Stock issuable upon the vesting and settlement of performance-based restricted stock units outstanding under our Equity Plans;

•	51,886 shares of Common Stock to be issued pursuant to a license, services and collaboration agreement;

•	Up to 249,116 shares of Common Stock issuable pursuant to an acquisition indemnity holdback; and

•	469,804 shares of Common Stock reserved for future issuances under our 2021 Equity and Incentive Compensation Plan as of September 30, 2022.

The foregoing table does not give effect to the exercise of any outstanding options. We may raise additional capital in the future through the sale of equity or convertible debt securities. To the extent options are exercised, or we issue shares of Common Stock in connection with raising additional capital, there may be further dilution to new investors.

PLAN OF DISTRIBUTION

On or about December 19, 2022, the subscription rights will be distributed to holders of record of our Common Stock as of the Record Date. If you wish to exercise your subscription rights and purchase shares of Common Stock, in this Rights Offering, you should timely comply with the procedures described in “The Rights Offering.”

The shares of Common Stock offered pursuant to this offering are being offered by us directly to all Eligible Stockholders. We intend to distribute rights certificates, copies of this prospectus supplement and the accompanying prospectus, and all exhibits and other relevant documents, to Eligible Stockholders. If all Eligible Stockholders exercise their subscription rights in full, we expect to issue in connection with the Rights Offering, in the aggregate, a maximum of 14,285,714 shares of Common Stock.

We have retained Jefferies LLC (the “Dealer Manager”) to act as Dealer Manager in connection with the Rights Offering. The Dealer Manager will provide marketing and soliciting services in connection with the Rights Offering and will also provide financial advice and solicit the exercise of subscription rights and participation in the over-subscription privilege. The Dealer Manager will provide us with updated investor feedback and recommendations on pricing and structure through to the end of the Subscription Period.

For its services, we will pay the Dealer Manager a fee equal to (a) 1.5% of the Subscription Price received by the Company from certain large shareholders, directors and executive officers or their controlled affiliates (including in connection with the over-subscription privilege) and (b) 4.0% of the aggregate Subscription Price received by the Company from all other holders (including in connection with the over-subscription privilege); provided that the minimum fee paid by the Company in respect of the services of the Dealer Manager will be $1 million regardless of the aggregate Subscription Price received by the Company. We have granted to the Dealer Manager a right of first refusal to participate in future financing transactions, subject to certain limitations. In addition, we have agreed to reimburse the Dealer Manager for certain fees incurred by the Dealer Manager, including fees and disbursements of its counsel, in an amount not to exceed $100,000 in connection with the Rights Offering and not to exceed $250,000 overall in connection with the Rights Offering and certain other transactions.

The Dealer Manager is not underwriting or placing any of the subscription rights or the shares of our Common Stock being issued in the Rights Offering and has no obligation whatsoever to purchase, or procure purchases of, our Common Stock underlying the rights offered hereby. Further, the Dealer Manager does not make any recommendation with respect to the subscription rights (including with respect to the exercise or expiration of such subscription rights) or shares of our Common Stock.

Jefferies LLC and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies LLC may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies LLC may at any time hold long or short positions in such securities.

Other than the Dealer Manager, we have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of rights.

We have retained Continental Stock Transfer & Trust Company to serve as our subscription agent for the Rights Offering. We have retained Morrow Sodali Global LLC to serve as our information agent for the Rights Offering. We will pay all customary fees and expenses of the Subscription Agent and the Information Agent related to this offering. We also have agreed to indemnify each of the Subscription Agent and the Information Agent with respect to certain liabilities that either may incur in connection with this offering. Our officers and directors may solicit responses from the holders of subscription rights in connection with this offering, but such officers and directors will not receive any commissions or compensation for such services other than their normal compensation.

Except as otherwise disclosed in this prospectus supplement, we have not agreed to enter into any standby or other arrangements to purchase or sell any subscription rights or any underlying shares of our Common Stock.

We estimate that we will incur approximately $2.5 million in total expenses in connection with the Rights Offering.

LEGAL MATTERS

The validity of the shares of our Common Stock in respect of which this prospectus supplement is being delivered is being passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of the Company as of and for the year ended December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021.

The consolidated financial statements of Playboy Enterprises, Inc. as of and for the year ended December 31, 2020 incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance upon the report of Prager Metis CPAs LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Honey Birdette (Aust) Pty Limited and its subsidiaries as of and for the fiscal year ended June 27, 2021 incorporated by reference herein in reliance upon the report of KPMG, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The liability of KPMG in relation to the performance of their professional services to Honey Birdette (Aust) Pty Limited, including, without limitation, KPMG’s audits of the financial statements, is limited under the Chartered Accountants Australia and New Zealand Professional Standards Scheme (NSW) approved by the New South Wales Professional Standards Council pursuant to the Professional Standards Act of 1994 of the State of New South Wales, including the Treasury Legislation Amendment (Professional Standards) Act 2004 of Australia (the “Accountants Scheme”). The Accountants Scheme limits civil liability of KPMG to a maximum amount of A$75 million. The Accountants Scheme does not limit liability for breach of trust, fraud or dishonesty.

Where You Can Find More Information

We are subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.

We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at www.plbygroup.com. Any references in this prospectus supplement to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus supplement.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus supplement should be read together with the information in the documents incorporated by reference.

We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022, and related Form 10-K/A filed with the SEC on April 22, 2022;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 10, 2022 (and related Form 10-Q/A filed with the SEC on May 27, 2022), August 9, 2022 and November 9, 2022, respectively;

•	Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 10, 2022, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022;

•	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on June 4, 2020 (File No. 001-39312), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of the Company’s Common Stock included as Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2022; and

•	Current Reports on Form 8-K, filed with the SEC on October 21, 2021, March 25, 2022, March 30, 2022, May 17, 2022, June 10, 2022, September 1, 2022 and December 7, 2022.

We are also incorporating by reference all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (including those documents filed after the date of the initial registration statement and prior to effectiveness of the registration statement) shall be deemed to be incorporated by reference, other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto.

The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC and incorporate by reference in this prospectus supplement will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus supplement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (310) 424-1800, or by sending a written request to PLBY Group, Inc., 10960 Wilshire Blvd., Suite 2200, Los Angeles, CA 90024, Attention: Secretary.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or any supplement is accurate as of any date other than the date on the front of those documents or as of any earlier date as of which such information is given.

PROSPECTUS

$250,000,000

PLBY GROUP, INC.

Common Stock
Preferred Stock

Depositary Securities
Debt Securities
Warrants

and
Units

We may offer, issue and sell, together or separately:

•	shares of our common stock;

•	shares of our preferred stock, which may be issued in one or more series;

•	depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares;

•	debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities;

•	warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities; and

•	units.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE “Risk Factors” SECTION BEGINNING ON PAGE 2 OF THIS PROSPECTUS AND PART IA, “RISK FACTORS” BEGINNING ON PAGE 11 OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021, FILED WITH THE SEC ON MARCH 16, 2022, WHICH IS INCORPORATED BY REFERENCE HEREIN, AS WELL AS THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE HEREIN, TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE DECIDING TO INVEST IN OUR SECURITIES.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the Nasdaq Global Market (the “Nasdaq”) under the trading symbol “PLBY.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 2, 2022.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $250,000,000.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement, free-writing prospectus or, if appropriate, a post-effective amendment, to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement, free-writing prospectus or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

On February 10, 2021, we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of September 30, 2020 (the “Merger Agreement”), by and among Mountain Crest Acquisition Corp (“MCAC”), MCAC Merger Sub Inc. (“Merger Sub”), and Playboy Enterprises, Inc., a Delaware corporation (“Playboy”), and Suying Liu (solely for purposes of Section 7.2 and Article XI of the Merger Agreement). Pursuant to the terms of the Merger Agreement, Playboy merged with and into Merger Sub, with Playboy surviving the merger as a wholly-owned subsidiary of MCAC (the “Business Combination”), and MCAC changed its name to “PLBY Group, Inc.” upon consummation of the Business Combination.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “PLBY,” “we,” “us,” “our” and similar terms refer to PLBY Group, Inc. and its consolidated subsidiaries, including Playboy.

References to “MCAC” refer to our predecessor company prior to the consummation of the Business Combination. Upon consummation of the Business Combination, MCAC, who was the legal acquirer, was treated as the “acquired” company for financial reporting purposes and Playboy was treated as the accounting predecessor of MCAC for SEC purposes. All references to historical financial information of PLBY Group, Inc. in this prospectus prior to the Business Combination refer to the historical financial information of Playboy unless the context otherwise requires.

In addition, in this prospectus “RT-ICON” means RT-ICON Holdings LLC, a Delaware limited liability company, together with its affiliates and its and their successors and assigns (other than the Company and its subsidiaries).

Risk Factors

Investing in our Common Stock involves risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any risk factors that we may describe in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequently to the Annual Report on Form 10-K, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our Common Stock could decline and you could lose all or part of your investment. See “Incorporation of Certain Documents by Reference” and “Cautionary Note Regarding Forward-Looking Statements.”

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains statements that are forward-looking and as such are not historical facts. These statements are based on the expectations and beliefs of the management of the Company in light of historical results and trends, current conditions and potential future developments, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from forward-looking statements. These forward-looking statements include all statements other than historical fact, including statements about our future performance and opportunities; benefits of acquisitions and corporate transactions; statements of the plans, strategies and objectives of management for future operations; and statements regarding future economic conditions or performance. When used in this prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, and include the assumptions that underlie such statements, but the absence of these words does not mean that a statement is not forward-looking. When we discuss our strategies and/or plans, we are making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, our management.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the impact of the COVID-19 pandemic on the Company’s business and acquisitions; (2) the inability to maintain the listing of the shares of our Common Stock on Nasdaq; (3) the risk that the Company’s acquisitions or any proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from them; (4) the ability to recognize the anticipated benefits of acquisitions, commercial collaborations, commercialization of digital assets and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its key employees; (5) costs related to being a public company, acquisitions, commercial collaborations and proposed transactions; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by global hostilities, supply chain disruptions or other economic, business, and/or competitive factors; (8) risks relating to the uncertainty of the projected financial information of the Company; (9) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; and (10) other risks and uncertainties indicated in our Annual Report on Form 10-K, including those under “Item 1A. Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements.

Forward-looking statements included in this prospectus only as of the date of this prospectus or any earlier date specified for such statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based, except as may be required under applicable law. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are qualified in their entirety by this Cautionary Note Regarding Forward-Looking Statements.

Summary of the Prospectus

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements and related notes included in this prospectus or incorporated by reference into this prospectus, any applicable prospectus supplement and the documents to which we have referred to in the “Incorporation of Certain Documents by Reference” section below.

Company Overview

We are a large, global consumer lifestyle company marketing our brands through a wide range of direct-to-consumer products, licensing initiatives, digital subscriptions and content, and location-based entertainment. We reach millions of consumers worldwide with products across four key market categories: Sexual Wellness, including lingerie and intimacy products; Style and Apparel, including a variety of apparel and accessories products for men and women; Gaming and Lifestyle, such as digital gaming, hospitality and spirits; and Beauty and Grooming, including fragrance, skincare, grooming and cosmetics for women and men.

We have three reportable segments: Licensing, Direct-to-Consumer, and Digital Subscriptions and Content. The Licensing segment derives revenue from trademark licenses for third-party consumer products, online gaming and location-based entertainment businesses. The Direct-to-Consumer segment derives its revenue from sales of consumer products sold directly to consumers through our own online channels or through third-party retailers. The Digital Subscriptions and Content segment derives revenue from the subscription of Playboy programming which is distributed through various channels, including websites and domestic and international TV, and from sales of tokenized digital art and collectibles.

Our Strategy

We aim to build the leading pleasure and leisure lifestyle platform for all people around the world. Our commercial strategy is to capture high consumer lifetime value while maintaining low consumer acquisition costs. We do this by building direct relationships with our customers through our owned-and-operated digital commerce and digital offerings and by utilizing our significant organic reach for marketing efficiency.

We are focused on three key growth pillars: first, accelerating our direct-to-consumer commerce business, where we target an 18-34-year-old consumer base with Sexual Wellness and Apparel offerings. Second, strategically expanding our licensing business in key categories and territories with a focus on China, India and gaming. In addition, we use our licensing business as a marketing tool and brand builder for us, in particular through our high-end designer collaborations and our large-scale partnerships with partners such as PacSun. Third, investing in new emerging growth opportunities, with a focus on scalable digital products and services, that deliver recurring or long tail revenue and allow us to generate significant returns over a three-to-five-year time horizon.

centerfold.com, our new creator-led platform dedicated to creative freedom, artistic expression and sex positivity, is the cornerstone of our digital strategy in 2022. Creators can set up their own subscription or membership services, directly message with their fans and interact with consumers in other ways. As we expand, we plan to offer creators services that only Playboy can, including the ability to tap into our merchandise design, production and distribution capabilities, artist collaborations, merchandise collaborations with Playboy and Honey Birdette, and access NFTs and blockchain tools.

Lastly, building on our acquisitions of Yandy in December 2019, TLA Acquisition Corp., the owner of the Lovers brand, in March 2021, Honey Birdette (Aust) Pty Limited, owner of the luxury lingerie brand Honey Birdette, in August 2021, and GlowUp Digital Inc., owner of the Dream web platform which has become our centerfold.com content-creator platform, in October 2021, we will continue to identify and assess potentially advantageous merger, acquisition and investment opportunities. Utilizing the flexibility of our operating cash flow, and management expertise, we may pursue additional acquisitions or other strategic opportunities to complement and accelerate our organic growth.

Our Team

We seek to recruit, retain, and incentivize highly talented existing and future employees. We believe that creating a respectful and inclusive environment where team members can be themselves and be supported is critical to attracting, developing and retaining talent. A set of fundamental values guides our thinking and actions both inside the Company and as we pursue our mission through our interaction with our consumers and our partners around the world. We created these values with the goal of holding ourselves accountable, of preserving what is special, and to inspire and guide ourselves moving forward as we grow and take on new challenges. We believe staying true to these values will drive the long-term value we create in consumers’ lives.

Intellectual Property

We own various trademarks, copyrights and software comprising our intellectual property holdings, including, without limitation, the “Playboy” name, the “RABBIT HEAD DESIGN” logo, the “Yandy” name, the “Lovers” name, the “Honey Birdette” name and the “Centerfold” name.

We currently have active trademark registrations in more than 150 countries for our key trademarks, including variations of the PLAYBOY and the RABBIT HEAD DESIGN logo, which are typically the core intellectual property we license pursuant to our licensing agreements and use on our branded consumer products. Trademark registrations typically allow us to exclusively use or permit licensed use of the marks in the product categories in which they are registered. These registrations are typically valid for 10 years from the original date of registration or the date of renewal. When these registrations become due for renewal, we typically renew them unless the registrations have become redundant due to overlapping coverage from other existing registered marks or they cover marks or categories that we no longer actively use or have plans to use in the future. Most jurisdictions allow for an unlimited number of renewals provided that the criteria to apply for renewal are met in the applicable jurisdiction.

Corporate Information

Our principal executive office is located at 10960 Wilshire Blvd, Suite 2200, Los Angeles, California 90024 and our telephone number is (310) 424-1800. We maintain a website at www.plbygroup.com. The information on any websites or web platforms of the Company is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will that we offer be described in the applicable prospectus supplement and/or any related free writing prospectus.

Description of CAPITAL Stock

The following summary of the material terms of our Common Stock is not intended to be a complete summary of the rights and preferences of such Common Stock and is qualified by reference to our Second Amended and Restated Certificate of Incorporation (for purposes of this section, the “Certificate of Incorporation”), our Amended and Restated Bylaws (for purposes of this section, the “Bylaws”) and each of the agreements containing registration rights (the “Registration Rights Agreements”). We urge you to read each of the Certificate of Incorporation, the Bylaws, the Registration Rights Agreements in their entirety for a complete description of the rights and preferences of our Common Stock.

Authorized Capital Stock

Our Certificate of Incorporation authorized the issuance of 155,000,000 shares, consisting of 150,000,000 shares of Common Stock, and 5,000,000 shares of preferred stock, $0.0001 par value (the “Preferred Stock”).

Common Stock

Ranking

The voting, dividend and liquidation rights of the holders of our Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the board of directors of the Company (the “Board”) upon any issuance of the Preferred Stock of any series.

Voting

Except as otherwise required by law or our Certificate of Incorporation, each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Company on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law or our Certificate of Incorporation (including any Preferred Stock Designation), the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Notwithstanding any other provision of our Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to our Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to our Certificate of Incorporation (including any Preferred Stock Designation) or the Delaware General Corporation Law (the “DGCL”).

Dividends

Subject to the rights of the holders of Preferred Stock, holders of shares of Common Stock shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board from time to time out of assets or funds of the Company legally available therefor.

Liquidation, Dissolution and Winding Up

Subject to the rights of the holders of Preferred Stock, shares of Common Stock shall be entitled to receive the assets and funds of the Company available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Company, as such terms are used in Section B(4) of our Certificate of Incorporation, shall not be deemed to be occasioned by or to include any consolidation or merger of the Company with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

No Preemptive, Conversion or Redemption Rights

The holders of shares of Common Stock have no preemptive rights and no right to convert their Common Stock into other securities. There are no redemption or sinking fund provisions applicable to our Common Stock under the Company’s existing Certificate of Incorporation or its Bylaws.

Preferred Stock

Issuance of Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (a “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

•	the amounts or rates at which dividends will be payable on, and the preferences, if any, of, shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

•	the dates on which dividends, if any, shall be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

•	the amounts payable on, and the preferences, if any, of, shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

•	whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	restrictions on the issuance of shares of the same series or any other class or series;

•	the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

•	any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares, all as may be determined from time to time by the Board and stated in the Preferred Stock Designation for such Preferred Stock.

Without limiting the generality of the foregoing, the Preferred Stock Designation of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

On each of May 16, 2022 and August 8, 2022, the Company issued 25,000 shares of Preferred Stock, designated as “Series A Preferred Stock,” as described in the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2022 and the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2022, each of which is incorporated by reference into this prospectus. As of August 8, 2022, all of the Company’s 50,000 shares of Series A Preferred Stock were issued and outstanding.

Anti-Takeover Effects of Delaware Law and the Certificate of Incorporation and Bylaws

The Company has expressly opted out of Section 203 of the DGCL. However, our Certificate of Incorporation contains similar provisions providing that the Company may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Company which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates, owns or within the previous three years owned, 15% or more of the Company’s voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Company’s Board because the Company’s stockholder approval requirement would be avoided if the Company’s Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Company’s Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our Certificate of Incorporation provides that RT-ICON and its affiliates, any of its respective direct or indirect transferees of at least 15% of the outstanding shares of the Company’s Common Stock, and any group as to which such persons are a part, do not constitute “interested stockholders” for purposes of this provision.

In addition, our Certificate of Incorporation does not provide for cumulative voting in the election of directors. The Company’s Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director in certain circumstances.

Authorized shares of Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of proxy contest, tender offer, merger or otherwise.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Except as otherwise required by law, our Certificate of Incorporation or our Bylaws, written or printed notice of the meeting of the stockholders stating the place, day and hour of the meeting and, in case of a special meeting, stating the purpose or purposes for which the meeting is called, and in case of a meeting held by remote communication stating such means, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally, or by mail, or if prior consent has been received by a stockholder by electronic transmission, by or at the direction of the Chairman or the President, the Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the DGCL) by the stockholder to whom the notice is given. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Company. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.

Our Bylaws also provide that unless otherwise restricted by our Certificate of Incorporation or our Bylaws, any action required or permitted to be taken at any meeting of our Board or of any committee thereof may be taken without a meeting, if all members of our Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of our Board or committee.

In addition, our Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to the Certificate of Incorporation and Bylaws

Our Certificate of Incorporation provides that so long as RT-ICON and its affiliates own, in the aggregate, at least 50% in voting power of our Common Stock, any amendment, alteration, change, addition, or repeal of our Certificate of Incorporation requires an affirmative vote of a majority of the then- outstanding shares of Common Stock entitled to vote thereon. At any time when RT-ICON and its affiliates beneficially own, in the aggregate, less than 50% of our outstanding Common Stock, our Certificate of Incorporation requires the affirmative vote by the holders of at least 66 2/3% of our outstanding Common Stock for any amendment, alteration, change, addition, or repeal of our Certificate of Incorporation; provided that, irrespective of RT-ICON ownership, the affirmative vote of holders of at least 66 2/3% of our outstanding Common Stock is required to amend certain provisions of our Certificate of Incorporation, including those provisions changing the size of the Board, the removal of certain directors, the availability of action by majority written consent of the stockholders or the restriction on business combinations with interest stockholders, among others.

The provisions of the DGCL, our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Exclusive Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, with certain limited exceptions, be the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Company or the Company’s stockholders, (c) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the charter or bylaws, or (d) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. Subject to the provisions in the preceding sentence, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint, claim or proceeding asserting a cause of action arising under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act of 1933, as amended (the “Securities Act”). Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in Certificate of Incorporation.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that, to the fullest extent permitted by the DGCL, eliminates the personal liability of directors to us or our stockholders for monetary damages for any breach of fiduciary duty as a director. The effect of these provisions will be to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Further, our Certificate of Incorporation and our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Transfer Agent

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company.

Listing of Common Stock

Our Common Stock is listed on the Nasdaq Global Market under the symbol “PLBY.”

DESCRIPTION OF DEPOSITARY SECURITIES

We may offer depositary receipts representing fractional shares of our Preferred Stock, rather than full shares of Preferred Stock. The shares of Preferred Stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the Preferred Stock represented by the depositary share.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of Preferred Stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of Preferred Stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the Preferred Stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the Preferred Stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such Preferred Stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the Bank Depositary as to how to vote the Preferred Stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of depositary shares representing such Preferred Stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of Preferred Stock and all money and other property, if any, represented by those depositary shares. Partial shares of Preferred Stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of Preferred Stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn Preferred Stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Description of Debt Securities

The following is a summary of some general terms and provisions of debt securities that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of indenture which we have filed as an exhibit to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any final indenture, and any supplemental indenture or officer’s certificate related to the particular series of debt securities issued, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement and/or any free writing prospectus. The applicable prospectus supplement and/or any free writing prospectus may add to, update or change the terms of such debt securities from those described below.

The debt securities sold under this prospectus will be direct obligations of the Company, unless otherwise stated in a prospectus supplement. Such debt securities may be secured or unsecured, and may be senior or subordinated indebtedness, in each case as stated in a prospectus supplement. Our debt securities will be issued under an indenture between us and a trustee. The indenture will be subject to and governed by the Trust Indenture Act. The statements made in this prospectus relating to the indenture and the debt securities to be issued under the indenture are summaries of certain anticipated provisions of the indenture and are not complete.

General

We may issue debt securities that are “senior,” “senior subordinated” or “junior subordinated.” The debt securities that we refer to as “senior” will be direct obligations of the Company and will be equal in priority with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that may be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement, and may be equal in priority with our other senior subordinated indebtedness, if any, without giving effect to collateral arrangements. We refer to these as “senior subordinated” debt securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated debt securities. These would be “junior subordinated” debt securities.

We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures or officer’s certificates. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional debt securities of that series.

We anticipate that the indenture will provide that we may, but need not, designate more than one trustee under the indenture, each with respect to one or more series of debt securities. The trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.

The applicable prospectus supplement and/or any free writing prospectus will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

•	the title and series designation and whether they are senior debt securities, senior subordinated debt securities or junior subordinated debt securities;

•	the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;

•	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•	the stated maturity date;

•	any fixed or variable interest rate or rates per annum;

•	whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;

•	the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

•	the date from which interest may accrue and any interest payment dates and any related record dates;

•	any sinking fund requirements;

•	any provisions for redemption or repurchase, including the redemption or repurchase price;

•	whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

•	whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

•	the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

•	whether we will issue the debt securities in certificated or book-entry form;

•	whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof, and, if in bearer form, the denominations and terms and conditions relating thereto;

•	whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global debt security may be exchanged, in whole or in part, for the individual debt securities represented by the global debt security;

•	any addition or change to the provisions relating to the legal defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;

•	whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•	the guarantee provisions, if any, relating to the debt securities;

•	the subordination provisions, if any, relating to the debt securities;

•	any restriction or condition on the transferability of debt securities;

•	any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

•	any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events;

•	any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture; and

•	any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any applicable prospectus supplement and/or free writing prospectus, with respect to such series).

We will describe in the applicable prospectus supplement and/or free writing prospectus any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement.

We may issue debt securities at less than the principal amount payable at maturity. We refer to these debt securities as “original issue discount” debt securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax considerations applicable to original issue discount debt securities.

Except as may be described in any prospectus supplement and/or free writing prospectus, the indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us. You should review carefully the applicable prospectus supplement and/or free writing prospectus for information with respect to events of default and covenants applicable to the debt securities being offered.

Denominations and Interest

Unless otherwise described in the applicable prospectus supplement and/or free writing prospectus, we will issue debt securities of any series that are registered debt securities in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

Unless otherwise specified in the applicable prospectus supplement and/or free writing prospectus, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global debt securities, in accordance with the procedures of the depositary for such debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

SEC Reports

The indenture provides that we agree to file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents, and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Such information, documents and other reports shall be deemed filed with the trustee at the time such information, documents and other reports are publicly filed with the SEC.

Merger, Consolidation or Sale of Assets

The indenture provides that we shall not merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of our property in any one transaction or series of related transactions unless:

(1)            The Company shall be the surviving person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a person organized and existing under the laws of the U.S., any State thereof or the District of Columbia,

(2)            the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by the Company,

(3)            immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing, and

(4)            The Company shall deliver, or cause to be delivered, to the trustee, an officer’s certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, assignment, lease, conveyance or other disposition of all the property of one or more subsidiaries of the Company, which property, if held by the Company instead of such subsidiaries, would constitute all or substantially all the property of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all the property of the Company.

Notwithstanding the foregoing, (i) any subsidiary may merge, consolidate or amalgamate with or into or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property to the Company or another subsidiary and (ii) the Company may merge with an affiliate incorporated solely for the purpose of and with the sole effect of reincorporating or reorganizing the Company in another state of the United States.

Events of Default

Each of the following constitutes an event of default with respect to a particular series of debt securities:

(1)            a default in the payment of principal of or premium, if any, on any debt security of such series when due at its maturity, upon optional redemption, upon required repurchase or otherwise,

(2)            our failure to pay interest on any debt security of such series within 30 days of when such amount becomes due and payable,

(3)            our failure to comply with any of our covenants or agreements in the indenture (other than a covenant or agreement that does not apply to such series of debt securities) or any debt security of such series (other than a failure that is subject to the foregoing clause (1) or (2)) and our failure to cure (or obtain a waiver of) such default and such failure continues for 90 days after written notice is given to us as provided below,

(4)            certain events of bankruptcy, insolvency or reorganization affecting us with respect to such series, and

(5)            any other event of default described as may be specified in the applicable prospectus supplement with respect to such series.

A default under clause (3) with respect to a particular series of debt securities is not an event of default with respect to such debt securities until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify us of the default and we do not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

If an event of default with respect to a particular series of debt securities (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to us with respect to such series) shall have occurred and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare, by notice to us in writing (and to the trustee, if given by holders of such debt securities of such series) specifying the event of default, to be immediately due and payable the principal amount of all the debt securities of such series then outstanding, plus accrued but unpaid interest to the date of acceleration. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default with respect to such series, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture. In case an event of default with respect to a particular series of debt securities resulting from certain events of bankruptcy, insolvency or reorganization with respect to us with respect to such series shall occur, the principal amount of all of the debt securities of such series then outstanding, plus accrued and unpaid interest, with respect to the debt securities of such series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of such series.

If we exercise our legal defeasance option with respect to the debt securities of a particular series, payment of the debt securities of such series may not be accelerated because of an event of default with respect thereto. If we exercise the covenant defeasance option with respect to the debt securities of a particular series, payment of the debt securities of such series may not be accelerated because of an event of default specified in clause (3) (with respect to the restrictive covenants applicable to the debt securities of such series) or clause (5) (as it may be specified in the terms of the debt securities of such series).

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities of any series, unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities of a particular series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of debt securities of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(1)            such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of such series,

(2)            the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made a written request and offered indemnity to the trustee reasonably satisfactory to it to institute such proceeding as trustee, and

(3)            the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a written direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any debt security for enforcement of payment of the principal of, and premium, if any, or interest on, such debt security on or after the respective due dates expressed in such debt security.

The indenture provides that if a default with respect to the debt securities of a particular series occurs and is continuing and is known to the trustee, the trustee must send, by first class mail (or, in the case of global debt securities, electronically through the procedures of the depositary for such global debt securities), to each holder of debt securities of such series notice of the default within 90 days after it occurs. The trustee may withhold the notice if and so long as it in good faith determines that withholding notice is in the interest of the holders of the debt securities of such series.

The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a written statement of an officer regarding compliance with the indenture. Within 30 days after the occurrence of any default or event of default, we are required to deliver to the trustee written notice in the form of an officer’s certificate a statement specifying its status and what actions we are taking or propose to take with respect thereto.

Modification and Waiver

Modifications and amendments of the indenture may be made by us for such series of debt securities and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by such modification or amendment.

No such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,

•	reduce the percentage of principal amount of debt securities the holders of which must consent to an amendment, modification, supplement or waiver,

•	reduce the rate of or extend the time of payment for interest on such debt security,

•	reduce the principal amount or extend the stated maturity of such debt security,

•	reduce the redemption price of such debt security or add redemption provisions to such debt security,

•	make such debt security payable in money other than that stated in the indenture or the debt security, or

•	impair the right to receive, and to institute suit for the enforcement of, any payment with respect to such debt security.

Without the consent of any holder, we and the trustee may amend the indenture to, among other things, provide for the assumption by a successor of our obligations under the indenture as permitted thereunder; establish the forms or terms of debt securities of any series; provide for the issuance of additional debt securities of any series, subject to any limitations set forth in the terms of such series; add guarantees or security with respect to any series of debt securities or confirm and evidence the release, termination or discharge of any guarantee or security interest in accordance with the indenture; comply with the requirements of the SEC in connection with the qualification and maintenance of qualification under the Trust Indenture Act and comply with the rules of any applicable securities depositary; conform the text of the indenture or the debt securities or any future subsidiary guarantees to any description thereof in this prospectus or any prospectus supplement and/or free writing prospectus; cure any ambiguity, omission, defect or inconsistency; add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt securities entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such debt security outstanding; or make any other change that does not adversely affect the rights of any holder in any material respect.

The holders of a majority in principal amount of the outstanding debt securities of a particular series affected may waive compliance by us with certain restrictive provisions of the indenture with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of a particular series may waive any past default with respect to such series under the indenture, except a default in the payment of accelerated principal, premium, if any, or interest, if any, and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series.

Governing Law

Any issued debt securities and the indenture will be governed by the laws of the State of New York.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Each trustee may resign or be removed with respect to one or more series of debt securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Defeasance

We may terminate at any time all our obligations with respect to the debt securities of a particular series and the indenture as it applies to such series, which we refer to as “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of such series, to replace mutilated, destroyed, lost or stolen debt securities of such series and to maintain a registrar and paying agent in respect of the debt securities of such series. We may also terminate at any time our obligations with respect to the restrictive covenants applicable to the debt securities of a particular series, which we refer to as “covenant defeasance.” We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.

The legal defeasance option or the covenant defeasance option with respect to the debt securities of a particular series may be exercised only if:

(1)            we irrevocably deposit in trust with the trustee money or U.S. Government obligations or a combination thereof for the payment of principal of and interest on the debt securities of such series to maturity that is sufficient (based on a certificate, report or opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants in the United States in the case of U.S. Government obligations) to pay principal and interest when due on all the debt securities of such series to maturity,

(2)            no default or event of default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit (other than, if applicable, a default or event of default with respect to the debt securities of such series resulting from the borrowing of funds and any funds related thereto to be applied to such deposits and any similar and substantially concurrent deposit relating to other indebtedness and the granting of liens in connection therewith),

(3)            such legal defeasance or covenant defeasance does not constitute a default under any other material agreement binding us (other than, if applicable, a default resulting from the borrowing of funds and any funds related thereto to be applied to such deposits and any similar and substantially concurrent deposit relating to other indebtedness and the granting of liens in connection therewith),

(4)            in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel stating that:

(a)            we have received from, or there has been provided by, the IRS a ruling, or

(b)            since the date of the indenture there has been a change in the applicable U.S. federal income tax law,

to the effect, in either case, that, and based thereon such opinion of counsel shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred,

(5)            in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

(6)            we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as applicable, relating to the debt securities of such series have been complied with as required by the indenture.

Discharge of the Indenture

When (i) we deliver to the trustee all outstanding debt securities of a particular series (other than debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of a particular series have become due and payable, whether at maturity or as a result of the sending of a notice of redemption as described above (or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption), and we irrevocably deposit with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including principal of, premium if any, and interest thereon, and if in either case we pay all other sums related to the debt securities of such series payable under the indenture by us, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to the debt securities of such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the debt securities of such series on our demand accompanied by an officer’s certificate and an opinion of counsel.

Subordination

We will describe in the applicable prospectus supplement and/or free writing prospectus the terms and conditions, if any, upon which any series of senior subordinated debt securities or junior subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the “senior indebtedness” with respect to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

•	provisions requiring holders of the debt securities being offered to remit payments to holders of senior indebtedness.

Global Debt Securities

We may issue the debt securities of a series in whole or in part in the form of one or more registered global debt securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global debt securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global debt security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global debt security may not be transferred except as a whole:

•	by the depositary for such registered global debt security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global debt security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global debt security will be limited to persons that have accounts with the depositary for the registered global debt security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•	upon the issuance of a registered global debt security, the depositary for the registered global debt security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global debt security beneficially owned by the participants;

•	any underwriters, dealers or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•	ownership of any beneficial interest in the registered global debt security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global debt securities.

So long as the depositary for a registered global debt security, or its nominee, is the registered owner of the registered global debt security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global debt security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global debt security:

•	will not be entitled to have the debt securities represented by a registered global debt security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global debt security must rely on the procedures of the depositary for the registered global debt security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global debt security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global debt security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global debt security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global debt security. Neither we nor the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global debt security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global debt security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global debt security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global debt security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

No registered global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global debt security in whole or in part may be registered, in the name of any person other than the depositary for such registered global debt security, unless (i) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global debt security or has ceased to be a clearing agency registered under the Exchange Act, and we fail to appoint an eligible successor depositary within 90 days, (ii) an event of default shall have occurred and be continuing with respect to debt securities of such series, (iii) we determine (subject to the depositary’s procedures) not to have the debt securities of such series represented by a global debt security, or (iv) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global debt security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.

We currently anticipate that certain registered global debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited purpose trust company organized under the Banking Law of the State of New York, a “banking organization” within the meaning of the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The information in this paragraph concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global debt securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.

We may also issue bearer debt securities of a series in the form of one or more global debt securities, referred to as “bearer global debt securities.” We currently anticipate that we will deposit these bearer global debt securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global debt security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global debt security, with respect to the portion of the series represented by a bearer global debt security.

Neither we nor the trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

None of the Company, or any underwriter, dealer, agent, trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of, beneficial interests in a global debt security, or for maintaining, supervising or reviewing any records.

Description of Warrants

We may issue warrants for the purchase of shares of our Common Stock, shares of Preferred Stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

General

We may issue warrants for the purchase of shares of our Common Stock, shares of Preferred Stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

●	the offering price;

●	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

●	the number of warrants offered;

●	the exercise price and the amount of securities you will receive upon exercise;

●	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

●	the rights, if any, we have to redeem the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

●	the name of the warrant agent; and

●	any other material terms of the warrants.

After warrants expire, they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of the securities described in this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units or the unit or other agreement, if any, under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to a particular issue of units will describe, among other things:

●	the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions related to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any other material provisions of the units or governing unit or other agreement, if any.

PLAN OF DISTRIBUTION

We and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers;

•	directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

We may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in such prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling stockholder. We or any selling stockholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is satisfied.

In connection with an underwritten offering, we and any selling stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS

The validity of our securities offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of PLBY Group, Inc. as of and for the year ended December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021.

The consolidated financial statements of Playboy Enterprises, Inc. (“Legacy Playboy”) as of and for the year ended December 31, 2020 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Prager Metis CPAs LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Honey Birdette (Aust) Pty Limited and its subsidiaries as of and for the fiscal year ended June 27, 2021 incorporated by reference herein the registration statement in reliance upon the report of KPMG, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The liability of KPMG in relation to the performance of their professional services to Honey Birdette (Aust) Pty Limited, including, without limitation, KPMG’s audits of the financial statements, is limited under the Chartered Accountants Australia and New Zealand Professional Standards Scheme (NSW) approved by the New South Wales Professional Standards Council pursuant to the Professional Standards Act of 1994 of the State of New South Wales, including the Treasury Legislation Amendment (Professional Standards) Act 2004 of Australia (the “Accountants Scheme”). The Accountants Scheme limits civil liability of KPMG to a maximum amount of A$75 million. The Accountants Scheme does not limit liability for breach of trust, fraud or dishonesty.

Where You Can Find More Information

We are subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.

We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at www.plbygroup.com. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022, and related Form 10-K/A filed with the SEC on April 22, 2022;

●	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022, filed with the SEC on May 10, 2022 and August 9, 2022, respectively, and related Form 10-Q/A filed with the SEC on May 27, 2022;

●	Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 10, 2022, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022;

●	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on June 4, 2020 (File No. 001-39312), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of the Company’s Common Stock included as Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2022; and

●	Current Report on Form 8-K, filed with the SEC on October 21, 2021, March 25, 2022, March 30, 2022, May 17, 2022, June 10, 2022 and September 1, 2022.

We are also incorporating by reference all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (including those documents filed after the date of the initial registration statement and prior to effectiveness of the registration statement) shall be deemed to be incorporated by reference, other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto.

The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (310) 424-1800, or by sending a written request to PLBY Group, Inc., 10960 Wilshire Blvd., Suite 2200, Los Angeles, CA 90024, Attention: Secretary.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or as of any earlier date as of which such information is given.

PROSPECTUS SUPPLEMENT

December 19, 2022